EXECUTION COPY

================================================================================


                                CREDIT AGREEMENT

                                      among

                                   MBIA INC.,

                           MBIA INSURANCE CORPORATION,

                          VARIOUS DESIGNATED BORROWERS,

                          VARIOUS LENDING INSTITUTIONS,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            AS ADMINISTRATIVE AGENT,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                              AS SYNDICATION AGENT

                                       and

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT

                                   ----------

                           Dated as of August 28, 1998

                                   ----------
                                  $400,000,000



================================================================================

                        TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
 SECTION 1. Amount and Terms of Credit..............................................................        1

          1.01   Commitment.........................................................................        1
          1.02   Minimum Borrowing Amounts, etc.....................................................        2
          1.03   Notice of Borrowing of Revolving Loans.............................................        2
          1.04   Competitive Bid Borrowings.........................................................        2
          1.05   Disbursement of Funds..............................................................        4
          1.06   Notes..............................................................................        5
          1.07   Conversions........................................................................        5
          1.08   Pro Rata Borrowings, etc...........................................................        6
          1.09   Interest ..........................................................................        6
          1.10   Interest Periods...................................................................        7
          1.11   Increased Costs, Illegality, etc...................................................        8
          1.12   Compensation.......................................................................       10
          1.13   Change of Lending Office...........................................................       11
          1.14   Replacement of Lenders.............................................................       11
          1.15   Extension of Final Maturity Date; Replacement of Non-Continuing Lender ............       12
          1.16   Additional Commitments ............................................................       12
          1.17   Designated Borrowers ..............................................................       13
          1.18   Retroactivity .....................................................................       14

 SECTION 2. Fees; Commitments ......................................................................       14

          2.01   Fees ..............................................................................       14
          2.02   Voluntary Reduction of Commitments ................................................       14
          2.03   Mandatory Reduction of Commitments ................................................       14

 SECTION 3. Payments ...............................................................................       15

          3.01   Voluntary Prepayments .............................................................       15
          3.02   Mandatory Prepayments .............................................................       15
          3.03   Method and Place of Payment .......................................................       16
          3.04   Net Payments ......................................................................       16

 SECTION 4. Conditions Precedent ...................................................................       19

          4.01   Conditions Precedent to Effective Date ............................................       19
          4.02   Conditions Precedent to Loans .....................................................       20

 SECTION 5. Representations, Warranties and Agreements .............................................       21

          5.01   Corporate Existence and Power .....................................................       21
          5.02   Corporate and Governmental Authorization; No Contravention ........................       21


                                       (i)

                                                                                                          Page
                                                                                                          ----

         5.03    Binding Effect ....................................................................       21
         5.04    Financial Information .............................................................       21
         5.05    Litigation ........................................................................       22
         5.06    Compliance with ERISA .............................................................       22
         5.07    Taxes .............................................................................       22
         5.08    Subsidiaries ......................................................................       22
         5.09    Not an Investment Company .........................................................       22
         5.10    Public Utility Holding Company Act ................................................       22
         5.11    Ownership of Property; Liens ......................................................       23
         5.12    No Default ........................................................................       23
         5.13    Full Disclosure ...................................................................       23
         5.14    Compliance with Laws ..............................................................       23
         5.15    Capital Stock .....................................................................       23
         5.16    Margin Stock ......................................................................       23
         5.17    Insolvency ........................................................................       23

SECTION 6. Affirmative Covenants ...................................................................       23

         6.01    Information Covenants .............................................................       24
         6.02    Books, Records and Inspections ....................................................       25
         6.03    Maintenance of Existence ..........................................................       26
         6.04    Compliance with Laws; Payment of Taxes ............................................       26
         6.05    Insurance .........................................................................       26
         6.06    Maintenance of Property ...........................................................       26

SECTION 7. Negative Covenants ......................................................................       26

         7.01    Liens .............................................................................       26
         7.02    Dissolution .......................................................................       27
         7.03    Consolidations, Mergers and Sales of Assets .......................................       27
         7.04    Use of Proceeds ...................................................................       27
         7.05    Change in Fiscal Year .............................................................       27
         7.06    Transactions with Affiliates ......................................................       27
         7.07    Leverage Ratio ....................................................................       27
         7.08    Minimum Net Worth .................................................................       27

SECTION 8. Defaults ................................................................................       28

         8.01    Events of Default .................................................................       28
         8.02    Notice of Default .................................................................       30

SECTION 9. Definitions .............................................................................       30

SECTION 10. Agents, etc. ...........................................................................       43

         10.01   Appointment .......................................................................       43
         10.02   Nature of Duties ..................................................................       43
         10.03   Lack of Reliance on the Agents ....................................................       44

                                      (ii)

                                                                                                          Page
                                                                                                          ----
         10.04   Certain Rights of the Agents ......................................................       44
         10.05   Reliance ..........................................................................       44
         10.06   Indemnification ...................................................................       44
         10.07   The Agents in Their Individual Capacities .........................................       45
         10.08   Holders ...........................................................................       45
         10.09   Resignation by an Agent ...........................................................       45
         10.10   Documentation Agent ...............................................................       45

SECTION 11. Miscellaneous ..........................................................................       46

         11.01   Payment of Expenses, etc ..........................................................       46
         11.02   Lender Enforceability Opinions ....................................................       46
         11.03   Notices ...........................................................................       46
         11.04   Benefit of Agreement ..............................................................       47
         11.05   No Waiver; Remedies Cumulative ....................................................       48
         11.06   Payments Pro Rata .................................................................       48
         11.07   Calculations; Computations ........................................................       49
         11.08   Governing Law; Submission to Jurisdiction-, Venue; Waiver of Jury Trial ...........       49
         11.09   Counterparts ......................................................................       50
         11.10   Headings Descriptive ..............................................................       50
         11.11   Amendment or Waiver ...............................................................       50
         11.12   Survival ..........................................................................       51
         11.13   Domicile of Loans .................................................................       51
         11.14   Confidentiality ...................................................................       51
         11.15   Lender Register ...................................................................       51
         11.16   Judgment Currency .................................................................       52
         11.17   Euro ..............................................................................       52

ANNEX I       --  Commitments
ANNEX II      --  Lender Addresses
ANNEX III     --  Subsidiaries

EXHIBIT A-1   --   Form of Notice of Borrowing
EXHIBIT A-2   --   Form of Notice of Competitive Bid Borrowing
EXHIBIT B-1   --   Form of Revolving Note
EXHIBIT B-2   --   Form of Competitive Bid Note
EXHIBIT C     --   Form of Section 3.04 Certificate
EXHIBIT D     --   Form of Opinion of General Counsel to Borrowers
EXHIBIT E     --   Form of Officer's Certificate
EXHIBIT F     --   Form of Financial Guaranty Insurance Policy
EXHIBIT G     --   Form of Assignment Agreement
EXHIBIT H     --   Form of Commitment Assumption Agreement
EXHIBIT I     --   Form of DB Assumption Agreement
EXHIBIT J     --   Form of Lender's Opinions
EXHIBIT K     --   Form of Opinion of Designated Borrower's Counsel
EXHIBIT L     --   Form of Opinion of Counsel to Corp.

                                      (iii)

     CREDIT AGREEMENT, dated as of August 28, 1998, among MBIA INC. ("Parent"), a Connecticut corporation, MBIA INSURANCE CORPORATION ("Corp."), a New York stock insurance corporation, one or more Designated Borrowers (as hereinafter defined) from time to time party hereto, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent, THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent and FLEET NATIONAL BANK, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.

                                   WITNESSETH:

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.

     1.01 Commitment. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, to make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to one or more of the Borrowers (on a several basis), which Revolving Loans (i) may be made and maintained in such Approved Currency as is requested by the applicable Borrower (except in the case of Base Rate Loans, which shall only be Dollardenominated); (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) except as hereinafter provided, may, at the option of any Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specified herein, consist of Revolving Loans of the same Type; (iv) shall not, in the case of Revolving Loans denominated in Primary Alternate Currencies, exceed $200,000,000 in aggregate Principal Amount at any time outstanding for all such Revolving Loans; and (v) shall not exceed that aggregate Principal Amount which, when added to the aggregate Principal Amount of all other Revolving Loans then outstanding and the aggregate Principal Amount of all Competitive Bid Loans then outstanding, equals the Total Commitment at such time.

     (b) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees that one or more Borrowers may (on a several basis) incur a loan or loans (each, a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") from one or more Bidder Lenders pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Effective Date and prior to the date which is the third Business Day preceding the date which is seven days prior to the Final Maturity Date, provided that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding Principal Amount of Competitive Bid Loans, when combined with the then aggregate outstanding Principal Amount of all Revolving Loans, shall not exceed the Total Commitment at such time.

     1.02 Minimum Borrowing Amounts, etc. The aggregate Principal Amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

     1.03 Notice of Borrowing of Revolving Loans. (a) Whenever a Borrower desires to incur Revolving Loans, it shall give the Administrative Agent at its Notice Office, (x) prior to I 1:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans in Dollars, (y) prior to 1:00 P.M. (New York time) at least four Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans constituting Alternate Currency Loans and (z) written notice (or telephonic notice promptly confirmed in writing) prior to I 1:00 A.M. (New York time) on the date of each Borrowing of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify (i) the identity of the applicable Borrower, (ii) in the case of Alternate Currency Loans, the Approved Currency for such Loans, (iii) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing (stated in the applicable Approved Currency), (iv) the date of Borrowing (which shall be a Business Day), (v) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans, (vi) if Eurodollar Loans, the Interest Period to be initially applicable thereto and (vii) if DB Loans, the DB Loan Maturity Date to be applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of the portion thereof to be funded by such Lender and of the other matters covered by the Notice of Borrowing.

     (b) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by it in good faith to be from an Authorized Officer of such Borrower. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.

     1.04 Competitive Bid Borrowings. (a) Whenever any Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent, prior to 11:00 AM (New York time) (x) at least four Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Borrowing, and
(y) at least one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing which is Dollar-denominated, and at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing which is an Alternate 'Currency Loan, a written notice substantially in the form of Exhibit A-2 hereto (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the identity of the applicable Borrower, (ii) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (iii) the maturity date for repayment of each and every Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) up to six months after the date of such Competitive Bid Borrowing in the case of a Spread Borrowing and (B) no fewer than seven days and no more than 180 days after the date of such Competitive Bid Borrowing in the case of an Absolute Rate Borrowing, provided that in no event shall the maturity date of any Competitive Bid Borrowing be later than the third Business Day preceding the Final Maturity
Date), (iv) the interest payment date or dates relating thereto, (v) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, (vi) in the case of an Alternate Currency Loan, the Alternate Currency for such Competitive Did Borrowing, and (vii) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Lender by telephone or facsimile of each such request for a Competitive Bid Borrowing received by it from a Borrower and of the contents of the related Notice of Competitive Bid Borrowing.

     (b) Each Bidder Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the applicable Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Lender in its sole discretion and determined by such Bidder Lender independently of each other Bidder Lender, by notifying the Administrative Agent (which shall give prompt notice thereof to such Borrower by facsimile), before 9:30 A.M. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing which is Dollar-denominated, the date of such proposed Competitive Bid Borrowing and in the case of an Absolute Rate Borrowing which is an Alternate Currency Loan, two Business Days before the date of such Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, three Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bidder Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso contained in Section 1.01(b), exceed such Bidder Lender's Commitment), the rate or rates of interest therefor and such Bidder Lender's lending office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Bidder Lender shall, in its sole discretion, elect to make any such offer, it shall notify the respective Borrower of such offer before 9:15 A.M. (New York time) on the Reply Date. If any Bidder Lender shall elect not to make such an offer, such Bidder Lender shall so notify the Administrative Agent, before 9:30 A.M. (New York time) on the Reply Date, and such Bidder Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder Lender to give such notice shall not cause such Bidder Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

     (c) The applicable Borrower shall, in turn, before 10:30 A.M. (New York time) on the Reply Date, either:

          (i) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to such effect (it being understood and agreed that if such Borrower gives no such notice of cancellation and no notice of acceptance pursuant to clause (ii) below, then such Borrower shall be deemed to have canceled such Competitive Bid Borrowing), or

          (ii) accept one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the applicable Borrower by the Administrative Agent on behalf of such Bidder Lender for such Competitive Bid Borrowing pursuant to clause (b) above) to be made by each Bidder Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Bidder Lenders pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that the acceptance of offers may only be made on the basis of ascending Absolute Rates (in the case of an Absolute Rate Borrowing) or Spreads (in the case of a Spread
     Borrowing), in each case commencing with the lowest rate so offered; provided further however, that if offers are made by two or more Bidder Lenders at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the applicable Borrower, if such Borrower elects to accept any such offers such Borrower shall accept such offers pro rata from such Bidder Lenders (on the basis of the maximum amounts of such offers) unless any such Bidder Lender's pro rata share would be less than the minimum amount specified by such Bidder Lender in its offer, in which case such Borrower shall have the fight to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as such Borrower may elect in its sole discretion.

     (d) If the applicable Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is deemed canceled, pursuant to clause (c)(i) above, the Administrative Agent shall give prompt notice thereof to the Bidder Lenders and such Competitive Bid Borrowing shall not be made.

     (e) If the applicable Borrower accepts one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (c) (ii) above, the Administrative Agent shall in turn promptly notify (x) each Bidder Lender that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Lender pursuant to clause (b) above have been accepted by the Borrower And (y) each Bidder Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Lender as part of such Competitive Bid Borrowing.

     1.05 Disbursement of Funds. (a) No later than 12:00 Noon (New York time) (or 3:00 P.M. (New York time) in the case of (x) a Borrowing of Base Rate Loans for which a Notice of Borrowing was given on the date of such Borrowing and (y) a Competitive Bid Borrowing) on the date specified in each Notice of Borrowing or Notice of Competitive Bid Borrowing, each Lender will make available its pro rata. share, if any, of such Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in the relevant Approved Currency or Other Alternate Currency, as the case may be, and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to the account designated by such Borrower, which account shall be at an institution in the same city as the respective Payment Office, the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender participating in a

Borrowing prior to the date of such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall pay such corresponding amount to the Administrative Agent within three Business Days of receipt of such notice unless previously paid by such Lender. The Administrative Agent shall also be entitled to recover on demand from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

     (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     1.06 Notes. (a) Each Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-I with blanks appropriately completed (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Competitive Bid Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed (each a "Competitive Bid Note" and, collectively, the "Competitive Bid Notes").

     (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding Principal Amount of Loans evidenced thereby. Failure to make any such notation shall not affect a Borrower's obligations in respect of such Loans.

     1.07 Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of its Revolving Loans denominated in a single Approved Currency and constituting Base Rate Loans or Eurodollar Loans into a Borrowing or Borrowings of Revolving Loans denominated in such Approved Currency and constituting Eurodollar Loans or Base Rate Loans, respectively, provided that (i) Eurodollar Loans denominated in a currency other than Dollars may not be converted into Base Rate Loans, (ii) no partial conversion shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to a Borrowing to less than the Minimum

Borrowing Amount applicable thereto, (iii) Base Rate Loans may not be converted into Eurodollar Loans when a Default or Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.07 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the respective Borrower giving the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Loans (as to interest option) to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

     1.08 Pro Rata Borrowings, etc. All Revolving Loans incurred pursuant to a Borrowing shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Loans hereunder, and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and regardless of whether such Lender has made any Competitive Bid Loans hereunder.

     1.09 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) or conversion at a rate per annum which shall at all times be the Base Rate in effect from time to time.

     (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) or conversion at a rate per annum which shall at all times during each Interest Period applicable thereto be the relevant LIBOR for such Interest Period plus a margin of 0.13%.

     (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate or rates per annum specified by a Bidder Lender or Bidder Lenders, as the case may be, pursuant to Section 1.04(b) and accepted by the respective Borrower pursuant to Section 1.04(c).

     (d) All overdue principal and, to the extent permitted by law, overdue interest in respect of any Loans shall bear interest at the Base Rate in effect from time to time plus 2%, provided that principal in respect of Eurodollar Loans and Competitive Bid Loans shall bear interest from the date same becomes due (whether by acceleration or otherwise) until the end of the Interest Period applicable thereto at a rate per annum equal to 2% plus the rate of interest applicable on the due date therefor.

     (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof, and in the case of DB Loans, compounded as described below, and shall be payable (i) in respect of each Base Rate Loan (other than a DB

Loan), quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan (other than a DB
Loan), on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each DB Loan, on the applicable DB Loan Maturity Date, (iv) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, and (v) in respect of each Loan, on any prepayment or conversion (other than the prepayment or conversion of any Base Rate Loan) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding anything to the contrary contained in this Agreement, although interest in respect of each DB Loan shall be payable only on the DB Loan Maturity Date for such DB Loan as provided in clause (iii) of the immediately preceding sentence, interest on each DB Loan shall compound on each date on which interest thereon would have been payable pursuant to clause (i) or (ii) of such sentence if such Loan were not a DB Loan and such compounded interest shall thereafter bear interest hereunder at the same rate per annum as the principal of the DB Loan to which such compounded interest relates.

     (f) All computations of interest hereunder shall be made in accordance with
Section 11.07(b).

     (g) The Administrative Agent, upon determining the interest rate for any Borrowing for any Interest Period, shall promptly notify the applicable Borrower and the Lenders thereof

     1.10 Interest Periods. (a) At the time a Borrower gives a Notice of Borrowing or a Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York Time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period or such other period available to all Lenders. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing shall commence on the date of such Borrowing (including, where relevant, the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period begins on (x) the last Business Day of a month, it shall end on the last Business Day of the month in which it is to end and (y) a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) no Interest Period may be elected that would extend beyond the Final Maturity Date;

          (v) no Interest Period in respect of a DB Loan may be elected that would extend beyond the DB Loan Maturity Date for such DB Loan;

          (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have Determined in its or their sole discretion not to permit such election; and

          (vi) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period.

     (b) If upon the expiration of any Interest Period, the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the Revolving Loans subject to the expiring Interest Period as provided above, such Borrower shall be deemed to have elected, in the case of Eurodollar Loans, to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period, provided that if such Eurodollar Loans are denominated in a currency other than Dollars, then such Eurodollar Loans shall not convert to Base Rate Loans but shall instead be prepaid by the applicable Borrower on the last day of such Interest Period.

     1.11 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) or (iv) below, the Administrative Agent or (y) in the case of clause (ii) or (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining any LIBOR for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective LIBOR; or

          (ii) at any time, that such Lender shall actually incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date (or, in the case of any Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding amounts payable pursuant to Section 1.11(c) and those included in determining any Associated Costs Rate) and/or (y) other circumstances occurring since the Effective Date affecting the relevant interbank market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loans or Competitive Bid Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation or guideline, or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the relevant interbank market; or

          (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Loans denominated in such Alternate Currency;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the respective Borrower and, except in the case of clause (i) or (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter and for so long as the applicable circumstance continues to exist (w) in the case of clause (i) above, Eurodollar Loans priced in respect of the affected LIBOR (and Competitive Bid Loans constituting a Spread Borrowing priced by reference to such LIBOR) shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist in accordance with clause (y) of the preceding sentence, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by a Borrower with respect to such Loans which have not yet been incurred shall be deemed rescinded by the relevant Borrower, (x) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof in reasonable detail, submitted to the applicable Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto),
(y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Loans in the affected Alternate Currency shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist in accordance with clause (y) of the preceding sentence, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by a Borrower with respect to such Alternate Currency Loans which have not yet been incurred shall be deemed rescinded by such Borrower.

     (b) At any time when any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii), the applicable Borrower shall) either (i) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the respective Borrower was notified by a Lender pursuant to Section 1.11(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan or Competitive Bid Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a Eurodollar Loan denominated in Dollars, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, and (B) in the case of a Eurodollar Loan denominated in a Primary Alternate Currency and in the case of a Competitive Bid Loan, repay all such Eurodollar Loans or Competitive Bid Loans in full, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.11(b).

     (c) If any Lender shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, within 15 days after written demand by such Lender (with a copy to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods that are reasonable. Each Lender, upon so determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon the subsequent receipt of such notice.

     1.12 Compensation. Each Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund any Eurodollar Loans or Competitive Bid Loans made, or to be made, by it to such Borrower but excluding in any event the loss of anticipated profits) which such Lender may actually sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Competitive Bid

Borrowing or a Notice of Conversion, given by such Borrower (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.11(a));
(ii) if any prepayment, repayment or conversion of any such Eurodollar Loans or Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any such Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by such Borrower; (iv) if such Lender is required pursuant to
Section 1.14 to assign any such Eurodollar Loans or Competitive Bid Loans as of a date which is not the last day of an Interest Period applicable thereto; or
(v) as a consequence of (x) any other default by such Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b).

     1.13 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), 1.11(c) or 3.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Commitments affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding or materially mitigating the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Section 1.11 or 3.04.

     1.14  Replacement  of Lenders.  (a) Upon the occurrence of any event giving rise to the  operation  of  Section  1.11(a)(ii)  or (iii),  Section  1.11(c) or
Section 3.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders, (b) if a Lender becomes a Defaulting Lender, (c) if a Lender becomes a Non-Continuing Lender, (d) if a Lender fails to maintain a long-term debt rating of at least BBB-as determined by Standard & Poor's Corporation and at least Baa3 as determined by Moody's Investors Service, Inc., (e) if a Lender fails to deliver the opinion or opinions as required pursuant to Section 11.02 and/or (f) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, Parent and Corp. shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more Person or Persons, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Lender and the Replaced Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 2.01, and (ii) all obligations of the Borrowers under the Credit Documents owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including without limitation all amounts owing to the Replaced Lender under Section 1.12 as a result of the assignment of its Loans under clause (i) above, shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the relevant Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

     1.15 Extension of Final Maturity Date, Replacement of Non-Continuing Lender. Parent and Corp. may, prior to (but not less than 60 days nor more than 120 days prior to) each anniversary of the Effective Date (each such anniversary, an "Extension Deadline"), by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender), request that the Final Maturity Date then in effect be extended by a period of one year. Such request shall be accompanied by a certificate of an Authorized Officer of Parent stating that no Default or Event of Default has occurred and is continuing. Each Lender shall respond to such request, as promptly as practicable, by written notice to Parent, Corp. and the Administrative Agent, with the failure of any Lender to respond prior to the Extension Deadline being deemed to be a negative response. In the event each Lender shall consent to such request of Parent and Corp., on such Extension Deadline, the Final Maturity Date shall be automatically extended to the date occurring one year following the Final Maturity Date then in effect. If any Lender shall fail to consent to such extension (any such Lender, a "Non-Continuing Lender"), Parent and Corp. shall be entitled at any time prior to the Extension Deadline with respect to such request to replace such Lender in accordance with the requirements of Section 1.14, and in the event that the Replacement Lender with respect to each such Non-Continuing Lender shall consent to such extension prior to such Extension Deadline, such extension shall be effective as described in the immediately preceding sentence as if each Lender had originally consented to such request. No Lender shall be obligated to grant any extensions pursuant to this Section 1.15 and any such extension shall be in the sole discretion of each such Lender. The Administrative Agent shall notify Parent, Corp. and each Lender as to the effectiveness of any such extension.

     1.16 Additional Commitments. At any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, Parent and Corp. may request one or more Lenders or other lending institutions to increase its Commitment (in the case of an existing Lender) or assume a Commitment (in the case of any other lending institution) and, in the sole discretion of each such Lender or other institution, any such Lender or other institution may agree to so commit; provided that (i) no Default or Event of Default then exists, (ii) the increase in the Total Commitment pursuant to any such request shall be in an aggregate amount of at least $16,000,000 and (iii) the aggregate increase in the Total Commitment pursuant to this Section 1.16 shall not exceed $175,000,000. Parent, Corp. and each such Lender or other lending institution (each, an "Assuming Lender") which agrees to increase its existing, or assume, a Commitment shall execute and deliver to the Administrative Agent a Commitment Assumption Agreement substantially in the form of Exhibit H (with the increase in, or in the case of a new Assuming Lender, assumption of, such Lender's Commitment to be effective on the Business Day following delivery of such Commitment Assumption Agreement to the Administrative Agent).

The Administrative Agent shall promptly notify each Lender as to the occurrence of each Commitment Assumption Date. On each Commitment Assumption Date, (x) Annex I shall be deemed modified to reflect the revised Commitments of the Lenders, (y) Parent and Corp. shall pay to each such Assuming Lender such up front fee (if any) as may have been agreed between Parent, Corp. and such Assuming Lender and (z) the Borrowers will issue new Notes to the Assuming Lenders in conformity with the requirements of Section 1.06. Notwithstanding anything to the contrary contained in this Agreement, in connection with any increase in the Total Commitment pursuant to this Section 1.16, each Borrower shall, in coordination with the Administrative Agent and the Lenders, repay outstanding Revolving Loans of certain Lenders and, if necessary, incur additional Revolving Loans from other Lenders, in each case so that such Lenders participate in each Borrowing of such Revolving Loans Pro rata on the basis of their Commitments (after giving effect to any increase thereof). It is hereby agreed that any breakage costs of the type described in Section 1.12 incurred by the Lenders in connection with the repayment of Revolving Loans contemplated by this Section 1.16 shall be for the account of the respective Borrowers.

     1.17 Designated Borrowers. Parent or Corp. may from time to time designate one or more Persons as a Designated Borrower (each, a "Designated Borrower" and, collectively, the "Designated Borrowers"), subject to the following terms and conditions:

          (a) each such Person shall be a special purpose entity organized under the laws of the United States of America, a state thereof or the District of Columbia;

          (b) each such Person shall enter into an appropriately completed DB Assumption Agreement in the form of Exhibit I hereto on or prior to the date of designation;

          (c) each such Person shall furnish to each Lender its most recent historic or pro forma financial statements (which financial statements may be summary in nature and unaudited) on or prior to the date of designation;

          (d) at the time of such designation, such Person shall not be subject to any bankruptcy or insolvency proceeding of the type referred to in
     Section 8.01(h) or (i) and shall not be subject to any material litigation;

          (d) on or prior to the date of designation, such Person shall execute and deliver to each Lender a Revolving Note and a Competitive Bid Note to evidence the DB Loans incurred by such Person;

          (e) on or prior to the date of designation, the Administrative Agent shall have received from such Person a certificate, signed by an Authorized Officer of such Person in the form of Exhibit E with appropriate insertions or deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions relating to the Credit Documents which shall be satisfactory to the Administrative Agent; and

          (f) on or prior to the date of designation, the Administrative Agent shall have received an opinion, addressed to each Agent and each of the Lenders and dated the date of designation, from counsel to such Person which opinion shall be substantially in the form of Exhibit K hereto.

     1.18 Retroactivity. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.11 or 3.04 is given by any Lender more than 90 days after such Lender obtained knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.11 or 3.04 for any amounts incurred or accruing prior to the 90th day preceding the giving of such notice to the respective Borrower.

     SECTION 2. Fees; Commitments.

     2.01 Fees. (a) Parent and Corp. jointly and severally agree to pay to the Administrative Agent a facility fee (the "Facility Fee") for the account of the Lenders pro rata on the basis of their respective Commitments for the period from and including the Effective Date to but excluding the date the Total Commitment has been terminated computed at a rate per annum equal to 0.12% of the Total Commitment as in effect from time to time. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, on the Final Maturity Date or upon such earlier date as the Total Commitment shall be terminated and, with respect to any Facility Fee owing to any Lender whose Commitment is terminated pursuant to
Section 1.14, on the date on which such Lender's Commitment is terminated.

     (b)  Parent  and  Corp.   jointly  and  severally   agree  to  pay  to  the
Administrative Agent, for the account of the Administrative Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

     (c) All computations of Fees shall be made in accordance with Section 11.07(b).

     2.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Notice Office (which notice shall be deemed to be given on a certain day only if given before 12:00 Noon (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), Parent and/or Corp. shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, provided that
(x) any such termination shall apply to proportionately and permanently reduce the Commitment of each Lender and (y) any partial reduction pursuant to this
Section 2.02 shall be in the amount of at least $10,000,000.

     2.03 Mandatory Reduction of Commitments. (a) The Total Commitment shall terminate in its entirety on September 30, 1998 unless the Effective Date has occurred on or before such date.

     (b) The Total Commitment shall terminate in its entirety on the Final Maturity Date.

     SECTION 3. Payments.

     3.01 Voluntary Prepayments. Each Borrower shall have the right to prepay Revolving Loans made to it in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Revolving Loans, the amount of such prepayment, the currency in which such Revolving Loans are denominated and the specific Borrowing(s) pursuant to which such Revolving Loans were made, which notice shall be given by such Borrower at least three Business Days prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 (or the Dollar Equivalent thereof), provided that no partial prepayment of Revolving Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Revolving Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iv) prepayments of Eurodollar Loans made pursuant to this Section 3.01 may only be made on the last day of an Interest Period applicable thereto unless concurrently with such prepayment any payments required to be made pursuant to
Section 1. 12 as a result of such prepayment are made. No Borrower shall have the right under this Section 3.01 to prepay any principal amount of any Competitive Bid Loans.

     3.02 Mandatory Prepayments. (a) If on any date the sum of the aggregate outstanding Principal Amount of Revolving Loans and Competitive Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Total Commitment as then in effect, the Borrowers, jointly and severally, shall repay no later than the next following Business Day the principal amount of Revolving Loans (but excluding DB Loans to the extent the respective DB Loan Maturity Date has not occurred) in an aggregate Principal Amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans as set forth above, the remaining Aggregate Loan Outstandings exceed the Total Commitment, the Borrowers, jointly and severally, shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess.

     (b) If on any date on which Dollar Equivalents are determined,  pursuant to
Section 11.07(c), the sum of the aggregate outstanding Principal Amount of Revolving Loans constituting Alternate Currency Loans exceeds $200,000,000, the Borrowers, jointly and severally, shall repay no later than the next following Business Day the principal amount of Revolving Loans (but excluding DB Loans to the extent the respective DB Loan Maturity Date has not occurred) in an aggregate Principal Amount equal to such excess.

     (c) On the maturity date specified pursuant to Section 1.04(a) with respect to each Competitive Bid Loan, the applicable Borrower shall repay such Competitive Bid Loan to the applicable Bidder Lender or Bidder Lenders.

     (d) On each DB Loan Maturity Date, the respective Designated Borrower shall repay the respective DB Loans in full.

     (e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Revolving Loans and Competitive Bid Loans shall be repaid in full on the Final Maturity Date.

     (f) With respect to each prepayment of Revolving Loans required by Section 3.02(a) or (b), the applicable Borrower may designate the Types of Revolving Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, then all Revolving Loans outstanding pursuant to such Borrowing shall be immediately converted into Base Rate Loans and (ii) each prepayment of any Revolving Loans made pursuant to a Borrowing shall be applied Pro rata among such Revolving Loans. In the absence of a designation by a Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

     3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 12:00 Noon (New York Time) on the date when due and shall be made in immediately available funds at the Payment Office in: (x) Dollars, if such payment is made in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately succeeding clause (y); and (y) the appropriate Alternate Currency, if such payment is made in respect of principal of or interest on Alternate Currency Loans, it being understood that written notice by a Borrower to the Administrative Agent to make a payment from the funds in such Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York Time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. The Administrative Agent will promptly make available to each Lender its pro rata share (if any) of each payment so received by the Administrative Agent in the funds and currency so received.

     3.04 Net Payments. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (or by any political subdivision or taxing authority thereof or therein) with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax levy, impost, duty, fee, assessment or other governmental charge imposed on or measured by the net income or net profits of a Lender

(including, without limitation, any franchise tax imposed on or measured by net income or net profits and any branch profits taxes) pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located (or any subdivision or taxing authority thereof or therein)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other governmental charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other governmental charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the relevant Borrower shall pay the full amount of such Taxes to the relevant taxing authority in accordance with applicable law and shall pay to the relevant Lender such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the relevant Borrower agrees to reimburse each Lender lending to such Borrower, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender (including, without limitation, any franchise tax imposed on or measured by net income or net profits and any branch profits taxes imposed by the United States of America or similar taxes imposed by any political subdivision thereof) pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located (or of any subdivision or taxing authority therein or thereof) and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, if any, issued by such taxing authority or other evidence reasonably acceptable to the Administrative Agent evidencing such payment by such Borrower (or, if such Borrower has not received such certified copies of tax receipts within such time period, then such Borrower shall furnish such certified copies of tax receipts to the Administrative Agent within 15 days after such Borrower has received such certified copies of tax receipts). Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. Such indemnification shall be made within 30 days after the date upon which such Lender makes written demand therefor, which demand shall identify the nature and the amount of Taxes for which indemnification is sought and shall include a copy of any written assessment thereof

     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that assumes an interest or is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14, 1.16 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assumption, assignment or transfer), on the date of such assumption, assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made by the Borrowers under this Agreement and under any Note or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax With respect to payments of interest to be made by the Borrowers under this Agreement and under any Note. In addition, each such Lender agrees that, from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments made by the Borrowers under this Agreement and any Note, or, if legally unable to deliver such forms, it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority hereof or therein) from interest, fees or other amounts payable hereunder by such Borrower for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes to the extent that such Lender has not provided to the Borrowers Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to any such Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) of the first sentence of this Section 3.04(b) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

     (c) If a Borrower pays any additional amount under this Section 3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the

Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit. Such amount shall be paid as soon as practicable after receipt or realization by such Lender of such refund, reduction or credit. Nothing in this Section 3.04(c) shall require any Lender to disclose or detail the basis of its calculation of the amount of any refund or reduction of, or credit against, its tax liabilities or any other information to any Borrower or any other Person.

     (d) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish any information as reasonably requested by a Borrower pursuant to any applicable treaty, law or regulation, if the making of such filing or the furnishing of such information would avoid the need for or reduce the amount of any amounts payable by a Borrower under Section 3.04(a) and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

     SECTION 4. Conditions Precedent.

     4.01 Conditions Precedent to Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which each of the following conditions shall be satisfied:

     (a) Execution of Agreement, Notes. (i) Each of Parent, Corp., each Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders and the Agents, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Notes executed by Parent and Corp., as applicable, in each case in the amount, maturity and as otherwise provided herein.

     (b) Opinion of Counsel. The Administrative Agent shall have received an opinion, addressed to each Agent and each of the Lenders and dated the Effective Date, from Louis G. Lenzi, General Counsel of Parent and Corp., which opinion shall be substantially in the form of Exhibit D hereto.

     (c) Corporate Proceedings. (i) The Administrative Agent shall have received from each of Parent and Corp. a certificate, dated the Effective Date, signed by an Authorized Officer thereof in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions relating to the Credit Documents which shall be satisfactory to the Administrative Agent.

     (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative

Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

     (d) Existing Credit Agreements. All Indebtedness and other obligations under the Existing Credit Agreements shall have been paid in full and all commitments thereunder shall have been terminated.

     (e) Fees. The Borrowers shall have paid to the Administrative Agent and the Lenders all fees and expenses (including, without limitation, legal fees and expenses) agreed upon by such parties to be paid on or prior to such date.

     The occurrence of the Effective Date shall constitute a representation and warranty by each Borrower to the Agents and each of the Lenders that all the conditions specified in Section 4.01 exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 4,01, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to the Lenders. The Administrative Agent shall give Parent, Corp. and each Lender written notice that the Effective Date has occurred.

     4.02 Conditions Precedent to Loans. The obligation of each Lender to make any Loans is subject, at the time of each such Loan, to the satisfaction of the following conditions:

     (a) Effective Date. The Effective Date shall have occurred.

     (b) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a) with respect to each incurrence of Revolving Loans and a Notice of Competitive Bid Borrowing meeting the requirements of Section 1.04(a) with respect to each incurrence of Competitive Bid Loans.

     (c) No Default, Representations and Warranties. At the time of the incurrence of each Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Borrower contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan.

     (d) Financial Guaranty Insurance Policy. In the case of each DB Loan, Corp. shall have issued a financial guaranty insurance policy in the form of Exhibit F attached hereto (as appropriately completed, a "Financial Guaranty Insurance Policy"), in support of the principal of and interest on such DB Loan, and such Financial Guaranty Insurance Policy shall be in full force and effect. In addition, in the case of a DB Loan which is an Alternate Currency Loan, Corp. shall be permitted to Guarantee such DB Loan under the respective Alternate Currency under applicable law.

     (e) Opinion of Counsel. In the case of each DB Loan, the Administrative Agent shall have received an opinion, addressed to each Agent and each of the Lenders and dated the date of the incurrence of such DB Loan, from counsel to Corp., which opinion shall be substantially in the form of Exhibit L hereto.

     The acceptance of the benefits of each Loan shall constitute a representation and warranty by the respective Borrower to the Agents and each of the Lenders that all of the applicable conditions specified in Section 4.02 exist as of that time.

     SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, each of Parent and Corp. makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

     5.01 Corporate Existence and Power. Parent and Corp. are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, are duly qualified to transact business in every jurisdiction where, by the nature of their businesses, such qualification is necessary, and have all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on their businesses as now conducted.

     5.02 Corporate and Governmental Authorization, No Contravention. The execution, delivery and performance by the Borrowers of this Agreement and the other Credit Documents (i) are within each of the Borrower's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of each of the Borrowers or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of their Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries.

     5.03 Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Borrowers enforceable in accordance with its terms, and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each of the Borrowers enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     5.04 Financial Information. (a) The consolidated balance sheet of Parent and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Coopers & Lybrand, copies of which have been delivered to each of the Lenders, and the unaudited consolidated financial statements of Parent and Corp. for the interim period ended June 30, 1998, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP or Statutory Accounting Principles, as applicable consistently applied, the consolidated financial position of Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since December 31, 1997, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     5.05 Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or any of their Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrowers to perform their obligations under, this Agreement or any of the other Credit Documents.

     5.06 Compliance with ERISA. (a) Parent, Corp. and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Neither Parent nor Corp. nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     5.07 Taxes. There have been filed on behalf of Parent and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Parent or any Subsidiary have been paid. The charges, accruals and reserves on the books of each of Parent and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of each of Parent and Corp., adequate. United States income tax returns of Parent and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1991.

     5.08 Subsidiaries. Each of Parent's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Parent has no Subsidiaries except those Subsidiaries listed on Annex III, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

     5.09 Not an Investment Company. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.10 Public Utility Holding Company Act. No Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an

"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.11 Ownership of Property, Liens. Parent and its Consolidated Subsidiaries have title of their properties sufficient for the conduct of their respective businesses and none of such property is subject to any Lien except as permitted in Section 7.01.

     5.12 No Default. No Default or Event of Default has occurred and is continuing.

     5.13 Full Disclosure. All information heretofore furnished by the Borrowers to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Administrative Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrowers have disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

     5.14 Compliance with Laws. Parent and each of its Subsidiaries is in compliance with all applicable laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

     5.15 Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of each of Parent and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of each of Parent's and Corp.'s Wholly-Owned Subsidiaries are owned by Parent or Corp. free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of Parent's and Corp.'s other Subsidiaries (other than Wholly-Owned Subsidiaries) is owned by Parent or Corp. free and clear of any Lien or adverse claim.

     5.16 Margin Stock. No Borrower nor any of their Subsidiaries are engaged principally, or as one of their important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation U or X.

     5.17 Insolvency. After giving effect to the execution and delivery of the Credit Documents and the making of the Loans under this Agreement, no Borrower will be "insolvent," within the meaning of such term as defined in ss. 101 of Title II of the United States Code or Section 2 of the Uniform Fraudulent
Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 6. Affirmative Covenants. The Borrowers hereby covenant and agree that on the Effective Date and thereafter until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other obligations (other than any indemnities described in Section 11.12 which are not then owing) incurred hereunder, are paid in full:

     6.01 Information Covenants. Parent and Corp. will furnish to each Lender:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods in each Fiscal Year of Parent and Corp., consolidated balance sheets of each of Parent and its Subsidiaries and Corp. and its Subsidiaries as at the end of such period and the related consolidated statements of income, changes in stockholders' equity and cash flows of each of Parent and its Subsidiaries and Corp. and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current Fiscal Year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by an Authorized Officer of each of Parent and Corp. as presenting fairly, in accordance with GAAP (except as specifically set forth therein; provided any exceptions or qualifications thereto must be acceptable to the Required Lenders) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of Parent and Corp., consolidated balance sheets of each of Parent and its Subsidiaries and Corp. and its Subsidiaries as at the end of such year and the related consolidated statements of income, operations, changes in stockholders' equity and cash flows of each of Parent and its Subsidiaries and Corp. and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Price Waterhouse Coopers LLP or other independent public accountants of recognized national standing selected by Parent, which report shall state that such consolidated financial statements present fairly the consolidated financial position of each of Parent and its Subsidiaries and Corp. and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report; provided any exceptions or qualifications thereto must be acceptable to the Required Lenders) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards,

          (c) within five Business Days after any Borrower becomes aware of the occurrence of any Default, a certificate of an Authorized Officer of each of the Borrowers setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

          (d) promptly upon the mailing thereof to the security holders of the Borrowers generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrowers shall have filed with the Securities and Exchange Commission or any national securities exchange;

          (f) if and when Parent,  Corp. or any member of the  Controlled  Group
     (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (g) promptly after any Borrower knows of the commencement thereof, notice, of any litigation, dispute or proceeding involving a claim against any of the Borrowers and/or any Subsidiary for $10,000,000 or more in excess of amounts covered in full by applicable insurance;

          (h) from time to time such additional information regarding the financial position or business of the Borrowers and their Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request;

          (i) at the request of any Lender, promptly after the filing thereof a copy of the annual statements for each calendar year and quarterly statements for each calendar quarter as filed with the New York Insurance Department or other then comparable agency of other jurisdictions and the financial statements of Corp. for each calendar year or quarter prepared in accordance with Statutory Accounting Principles accompanied by a report thereon of the independent public accountants of Parent referred to in paragraph (b) above; and

          (j) at the request of any Lender, at any time when a DB Loan is outstanding, quarterly and annual summary financial statements of the applicable Designated Borrower as promptly as possible after the end of each fiscal quarter and fiscal year of such Designated Borrower.

     6.02 Books, Records and Inspections. The Borrowers will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or Statutory Accounting Principles, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense prior to the occurrence of an Event of Default and at the Borrowers' expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrowers agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

     6.03 Maintenance of Existence. Each of the Borrowers shall maintain its existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     6.04 Compliance with Laws, Payment of Taxes. The Borrowers will, and will cause each of their Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to the PBGC), except where (i) the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued; and
(ii) any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect. The Borrowers will, and will cause each of their Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrowers or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued.

     6.05 Insurance. The Borrowers will maintain, and will cause each of their Subsidiaries to maintain (either in the name of the Borrowers or in such
Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

     6.06 Maintenance of Property. The Borrowers shall, and shall cause each Subsidiary to, maintain all of their properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     SECTION 7. Negative Covenants. The Borrowers hereby covenant and agree that on the Effective Date and thereafter until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other obligations (other than any indemnities described in Section I 1. 12 which are not then owing) incurred hereunder, are paid in full:

     7.01 Liens. Neither Parent nor any of its Consolidated Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (i) Liens securing any loan to be made under the Credit Agreement among Corp., the banks signatory thereto and Credit Suisse First Boston, New York Branch, originally dated as of December 29, 1989, as amended and restated on October 1, 1997 and as may be amended thereafter from time to time;

          (ii) Liens created on certain insurance premiums by a Trust Agreement effective December 31, 1989 between Municipal Bond Investors Assurance Corporation, MBIA

     Insurance Corp. of Illinois and the trustee thereunder, as amended on February 28, 1995 and as may be amended from time to time thereafter;

          (iii) as to Corp., Liens (in addition to Liens permitted under Section 7.01(i), (iv) and (v)) in an aggregate principal amount of up to $ 10,000,000;

          (iv) Liens not securing Debt which are incurred in the ordinary course of business; and

          (v) Liens securing repurchase agreements constituting a borrowing of funds by Parent or any Subsidiary of Parent in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case.

     7.02 Dissolution. No Borrower shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of their own stock, except through corporate reorganization to the extent permitted by
Section 7.03.

     7.03 Consolidations, Mergers and Sales of Assets. The Borrowers will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of their assets to, any other Person, provided that (a) any Borrower (other than any Designated Borrower) may merge with another Person if
(i) such Person was organized under the laws of the United States of America or one of its states, (ii) one of the Borrowers is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (b) Subsidiaries of the Borrowers may merge with one another.

     7.04 Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrowers or any Subsidiary (i) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) for any purpose in violation of any applicable law or regulation,

     7.05 Change in Fiscal Year. Neither Parent nor Corp. shall change its Fiscal Year without the consent of the Required Lenders.

     7.06 Transactions with Affiliates.- Neither Parent nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of Parent or such Subsidiary (which Affiliate is not one of the Borrowers or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms.

     7.07 Leverage Ratio. Parent and Corp. will not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization at any time to exceed 0.25:1.00.

     7.08 Minimum Net Worth. Parent and Corp. will not permit Consolidated Net Worth to be less than $2,000,000,000 \at any time.

     SECTION 8. Defaults.

     8.01 Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          (a) any Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay any interest on any Loan within three Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Business Days after such fee or other amount becomes due; or

          (b) any Borrower shall fail to observe or perform any covenant contained in Sections 6.01(c), 6.02(ii), 6.03, 6.06, 7.02, 7.03, 7.04, 7.07
     or 7.08; or

          (c) any Borrower shall fail to observe or perform any covenant contained in Section 7.01 for five days after the earlier of (i) the first day on which any Borrower has knowledge of such failure or (ii) written notice thereof has been given to any Borrower by the Administrative Agent at the request of any Lender; or

          (d) any Borrower shall fail to observe or perform any covenant or agreement contained herein (other than those covered by clause (a), (b) or (c) above) for 30 days after the earlier of (i) the first day on which any Borrower has knowledge of such failure or (H) written notice thereof has been given to any Borrower by the Administrative Agent at the request of any Lender; or

          (e) any representation, warranty, certification or statement made or deemed made by any Borrower in Section 5 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (f) Parent or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or in excess of $10,000,000 (other than the Notes) when due at final stated maturity (after giving effect to any applicable grace period); or

          (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount equal to or in excess of $10,000,000 of Parent or any Subsidiary or the mandatory prepayment or purchase of such Debt by Parent (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof; or

          (h) Parent or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to themselves or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of them or any substantial part of their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against them, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing their inability, to pay their debts as they become due, or shall take any corporate action to authorize any of the foregoing, or shall become or be declared by a court of competent jurisdiction to be insolvent; or

          (i) an involuntary case or other proceeding shall be commenced against Parent or any Subsidiary seeking liquidation, reorganization or other relief with respect to them or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of them or any substantial part of their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Parent or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (j) Parent, Corp. or any member of the Controlled Group shall fail to pay when due any material amount which they shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Parent or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (1) a federal tax lien shall be filed against Parent or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against any Parent or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 40% or more of the outstanding shares of the voting stock of Parent; or (ii) as of any date a majority of the Board of Directors of Parent consists of individuals who were not either (A) directors of Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B); or

          (n) Parent shall at any time or times and for any reason cease to own (either directly or indirectly through a wholly-owned intermediate Subsidiary) all of the Capital Stock or other ownership interests (except for director's qualifying shares) of Corp.; or

          (o) Corp. shall fail to maintain an insurer claims paying rating of AA or better as determined by Standard and Poor's Corporation and Aa2 or better as determined by Moody's Investors Service, Inc.; or

          (p) Parent shall fail to maintain a long term debt rating of A or better as determined by Standard and Poor's Corporation and A2 or better as determined by Moody's Investors Service, Inc.; or

          (q) at any time when any DB Loan is outstanding, the respective Financial Guaranty Insurance Policy or any material provision thereof shall cease to be in full force or effect or Corp. shall deny or disaffirm its obligations under such Financial Guaranty Insurance Policy;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to Parent and Corp. terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to Parent and Corp. declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that if any Event of Default specified in clause (h) or (i) above occurs with respect to Parent or Corp., without any notice to Parent or Corp. or any other act by the Administrative Agent or the Lenders, the Total Commitment shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided, further, that, except in the case of an Event of Default under Section 8.01(q), the principal of and interest on DB Loans shall not become due and payable pursuant to this Section 8.01 prior to their respective DB Loan Maturity Date. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders.

     8.02 Notice of Default. The Administrative Agent shall give notice to the Borrowers of any Default under Sections 8.01(c) or 8.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof

     SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

     "Absolute Rate Borrowing" shall mean a Competitive Bid Borrowing with respect to which a Borrower has requested that the Bidder Lenders offer to make Competitive Bid Loans at Absolute Rates.

     "Administrative Agent" shall mean Deutsche Bank and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or other-wise.

     "Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "Aggregate Loan Outstandings" shall have the meaning provided in Section 3.02(a).

     "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Alternate Currency" shall mean each Primary Alternate Currency and each Other Alternate Currency.

     "Alternate Currency Loan" shall mean any Loan denominated in an Alternate Currency.

     "Approved Currency" shall mean each of Dollars and each Primary Alternate Currency.

     "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit G (appropriately completed).

     "Associated Cost Rate" shall mean, with respect to each Interest Period for Pounds Sterling-denominated Loans, the costs (expressed as a percentage rounded up to the nearest four decimal places and as determined on the first day of such Interest Period and any three month anniversary thereof by the Administrative Agent) of compliance with then existing requirements of the Bank of England in respect of Loans denominated in Pounds Sterling.

     "Assuming Lender" shall have the meaning provided in Section 1.16.

     "Authorized Officer" shall mean any senior officer of any Borrower designated as such in writing to the Administrative Agent by such Borrower.

     "Base Rate" shall mean, at any time, the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean each Revolving Loan that is not a Eurodollar Loan.

     "Bidder Lender" shall mean each Lender that has notified in writing (and has not withdrawn such notice) the Administrative Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

     "Borrowers" shall mean Parent, Corp. and each Designated Borrower, if any.

     "Borrowing" shall mean (i) the incurrence by a single Borrower of Revolving Loans denominated in Dollars that are Base Rate Loans on a pro rata basis from all Lenders; (ii) the incurrence by a single Borrower of Revolving Loans of a single Approved Currency that are Eurodollar Loans on a pro rata basis from all Lenders, on a given date (or resulting from conversions on a given date), having the same Interest Period, provided that Base Rate Loans incurred pursuant to
Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans; and (iii) a Competitive Bid Borrowing.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans and Competitive Bid Loans made pursuant to a Spread Borrowing, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market and, with respect to any notices or determinations in respect of Euros, which is customarily a "Business Day" for such notices or determinations.

     "Capital Stock" means any nonredeemable capital stock of Parent or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrowers), whether common or preferred.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Commitment" shall mean, with respect to each Lender, at any time, the amount set forth opposite such Lender's name on Annex I, as the same may be increased pursuant to Section 1. 16 and/or reduced pursuant to Sections 2.02,
2.03 or 8.01.

     "Commitment AssumptionAgreement" shall mean each Commitment Assumption Agreement in the form of Exhibit H attached hereto executed in accordance with
Section 1.16.

     "Commitment Assumption Date" shall mean the Business Day following the date on which each Commitment Assumption Agreement is delivered to the Administrative Agent pursuant to Section 1.16.

     "Competitive Bid Borrowing" shall mean a Borrowing by a single Borrower of Competitive Bid Loans pursuant to Section 1.04.

     "Competitive Bid Loan" shall have the meaning specified in Section 1.01(b).

     "Competitive Bid Note" shall have the meaning provided in Section 1.06(a).

     "Consolidated Net Worth" shall mean the Net Worth of Parent and its Subsidiaries determined on a consolidated basis.

     "Consolidated Subsidiary" shall mean at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Parent in its consolidated financial statements as of such date.

     "Consolidated  Total   Capitalization"  shall  mean,  as  of  any  date  of
determination, the sum of (i) Consolidated Total Debt and (ii) Consolidated Net Worth.

     "Consolidated Total Debt" shall mean, as of any date of determination, all Debt of Parent and its Subsidiaries on such date determined on a consolidated basis.

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with either Parent or Corp., are treated as a single employer under Section 414 of the Code.

     "Credit Documents" shall mean this Agreement, the Notes and each Financial Guaranty Insurance Policy delivered pursuant to Section 4.02(d),

     "DB Assumption Agreement" shall mean an Assumption Agreement in the form of
Exhibit I attached hereto executed in accordance with Section 1.17.

     "DB Loan Maturity Date" shall mean (a) with respect to each DB Loan constituting a Revolving Loan, the maturity date selected by the respective Designated Borrower in accordance with Section 1.03(a) as being applicable to such DB Loan, which maturity date shall not be more than 180 days after the date of incurrence of such DB Loan (and in no event later than the Final Maturity
Date) and (b) with respect to each DB Loan constituting a Competitive Bid Loan, the maturity of such Competitive Bid Loan selected in accordance with Section 1.04(a).

     "DB Loans" shall mean any Loans incurred by a Designated Borrower.

     "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person, provided that in the case of Corp. the calculation of Debt shall not include Debt of others guaranteed by Corp. in the ordinary course of its business.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Designated Borrower" shall mean each Person designated as a Designated Borrower in accordance with Section 1.17.

     "Deutsche Bank" shall mean Deutsche Bank AG, New York Branch.

     "Deutsche Mark Equivalent" shall mean, at any time for the determination thereof, the amount of Deutsche Marks which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Deutsche Mark LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Deutsche Marks, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Deutsche Mark deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for Deutsche Mark deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     Deutsche Marks" shall mean freely transferable lawful money of Germany.

     "Documentation Agent" shall mean Fleet National Bank.

     "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Effective Date" shall have the meaning provided in Section 4.01.

     "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect as of the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "Euro" shall mean the single currency of participating member states of the European Union.

     "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Euro LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Euros, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Euro deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for Euro deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "Eurodollar Loan" shall mean each Revolving Loan that at the election of any Borrower is bearing interest by reference to LIBOR.

     "Event of Default" shall have the meaning specified in Section 8.01.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreements" shall mean (i) the Credit Agreement, dated as of August 31, 1994, among Parent, Municipal Bond Investors Assurance Corporation, various lending institutions and Wachovia Bank of Georgia, N.A., as Agent, (ii) the Loan Agreement, dated as of July 13, 1990, between Parent and Credit Suisse First Boston, New York Branch and (iii) the Credit Agreement, dated as of June 25, 1992, among Capital Markets Assurance Corporation, various lending institutions and Bank of Montreal, as Agent.

     "Extension Deadline" shall have the meaning specified in Section 1.15.

     "Facility Fees" shall have the meaning specified in Section 2.01(a).

     "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees"  shall mean all  amounts  payable  pursuant  to, or  referred to in,
Section 3.01.

     "Final  Maturity  Date" shall mean the fifth  anniversary  of the Effective
Date, or such later date to which the Final Maturity Date shall have been extended pursuant to Section 1.15.

     "Financial  Guaranty  Insurance Policy" shall have the meaning specified in
Section 4.02(d).

     "Fiscal Year" means any fiscal year of the Borrowers.

     "French Franc Equivalent" shall mean, at any time for the determination thereof, the amount of French Francs which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "French Franc LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in French Francs, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for French Franc deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for French Franc deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period as of 11:00 A.M.

(London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "French Francs" shall mean freely transferable lawful money of France.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include: (i) endorsements for collection or deposit in the ordinary course of business; and (ii) in the case of Corp., Debt of others guaranteed by Corp. in the ordinary course of its business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Interest Period" shall mean (a) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10 and
(b) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity date thereof.

     "Interest Rate Basis" shall mean LIBOR and/or such other basis for determining an interest rate as the Borrowers and the Administrative Agent may agree upon from time to time.

     "Japanese Yen" shall mean freely transferable lawful money of Japan.

     "Japanese Yen Equivalent" shall mean, at any time for the determination thereof, the amount of Japanese Yen which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Japanese Yen LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Japanese Yen, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Japanese Yen deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for

Japanese Yen deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "Judgment Currency" shall have the meaning provided in Section 11.16(a).

     "Judgment  Currency  Conversion  Date" shall have the  meaning  provided in
Section 11.16(a).

     "Lender" or "Lenders" shall have the meaning provided in the first paragraph of this Agreement.

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Revolving Loans or (ii) a Lender having notified the Administrative Agent and/or any Borrower that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "Lender Register" shall have the meaning provided in Section 11.15.

     "LIBOR" shall mean (i) with respect to any Borrowing of Loans of an Approved Currency, the relevant interest rate, i.e., U.S. LIBOR, Deutsche Mark LIBOR, Euro LIBOR, Sterling LIBOR, French Franc LIBOR, Japanese Yen LIBOR or Swiss Franc LIBOR, and (ii) with respect to any Borrowing of Competitive Bid Loans of an Other Alternate Currency, such rate per annum as may be agreed upon by the respective Borrower and the respective Bidder Lender.

     "Lien" shall mean, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Parent or any Subsidiary shall be deemed to own subject to a Lien any asset which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" shall mean each Revolving Loan and each Competitive Bid Loan.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, or the ability of each Borrower to perform its obligations under the Credit Documents to which it is a party, as applicable, or (b) the legality, validity or enforceability of any Credit Document.

     "Minimum Borrowing Amount" shall mean (i) for any Revolving Loans that are Dollar denominated, $2,500,000, (ii) for any Revolving Loans that are Alternate Currency Loans, an amount in the respective Approved Currency having a Dollar Equivalent (determined at the time a Notice of Borrowing is received or a prepayment made) of $2,500,000, (iii) for any Competitive Bid Loans that are Dollar denominated, $1,000,000 and (iv) for any Competitive Bid Loans that are Alternate Currency Loans, an amount in the respective Alternate Currency having a Dollar Equivalent (determined at the time a Notice of Competitive Bid Borrowing is received or a prepayment made) of $1,000,000.

     "Multiemployer Plan" shall mean a plan within the meaning of Section 4001(a)(3) of ERISA.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, excluding any treasury stock.

     "Non-Continuing Lender" shall have the meaning specified in Section 1.15.

     "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

     "Note" shall mean each Revolving Note and each Competitive Bid Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

     "Notice of Competitive  Bid Borrowing"  shall have the meaning  provided in
Section 1.04(a).

     "Notice of Conversion" shall have the meaning provided in Section 1.07.

     "Notice Office" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, NY 10019 or such other office as the Administrative Agent may designate to the Borrowers from time to time.

     "Obligation Currency" shall have the meaning provided in Section 11.16(a).

     "Obligation" shall mean all amounts, direct or indirect, contingent Or absolute, of every type or description, and at any time existing, owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Other Alternate Currency" shall mean any freely transferable currency other than any Approved Currency.

     "Payment Office" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, NY 10019 or such other office or offices as the Administrative Agent may designate to the Borrowers from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or business entity or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii)
maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

     "Primary Alternate Currency" shall mean each of Deutsche Marks, French Francs, Japanese Yen, Pounds Sterling, Swiss Francs and Euros.

     "Prime Lending Rate" shall mean the rate which Deutsche Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Principal Amount" shall mean (i) the stated principal amount of each Loan denominated in Dollars, and/or (ii) the Dollar Equivalent of the stated principal amount of each Alternate Currency Loan, as the context may require.

     "Redeemable Preferred Stock" of any Person shall mean any preferred stock issued by such Person which is at any time prior to the Final Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Relevant Currency Equivalent" shall mean the Dollar Equivalent, the Deutsche Mark Equivalent, the Euro Equivalent, the Pounds Equivalent, the French Franc Equivalent, the Japanese Yen Equivalent or the Swiss Franc Equivalent or the comparable equivalent of any Other Alternate Currency, as the case may be.

     "Replaced Lender" shall have the meaning provided in Section 1.14.

     "Replacement Lender" shall have the meaning provided in Section 1.14.

     "Required Lenders" shall mean at any time Non-Defaulting Lenders having at least a majority of the aggregate Commitments of all Non-Defaulting Lenders; provided that if the Total Commitment has been terminated, then the Required Lenders shall mean Lenders whose outstanding Loans equal or exceed a majority of the aggregate outstanding Loans at such time.

     "Revolving Loan" shall have the meaning specified in Section 1.01(a).

     "Revolving Note" shall have the meaning provided in Section 1.06(a).

     "Section 3.04 Certificate" shall have the meaning provided in Section 3.04(b)(ii).

     "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

     "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which a Borrower has requested the Bidder Lenders to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis.

     "Statutory Accounting Principles" shall mean statutory accounting principles prescribed by the National Association of Insurance Commissioners that are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Sterling LIBOR" shall mean, with respect to each Interest Period for any Loan denominated in Pounds Sterling, (I) the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successive page) with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the commencement date of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page) the offered quotations to first-class banks in the London interbank Eurodollar market by Deutsche Bank for Pounds Sterling deposits of amounts in same day funds comparable to the outstanding principal amount of such Loans with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is the commencement of such Interest Period plus (II) the Associated Cost Rate for such Loans for such Interest Period.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Parent.

     "Swiss Franc Equivalent" shall mean, at any time for the determination thereof, the amount of Swiss Francs which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Deutsche Bank as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Swiss Franc LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Swiss Francs, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Swiss Franc deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for Swiss Franc deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "Swiss Francs" shall mean freely transferable lawful money of Switzerland.

     "Syndication Agent" shall mean The First National Bank of Chicago.

     "Taxes" shall have the meaning provided in Section 3.04(a).

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

     "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate Principal Amount of all outstanding Loans at such time.

     "Type" shall mean any type of Loan determined with respect to currency and the interest option applicable thereto.

     "UCC" shall mean the Uniform Commercial Code.

     "US LIBOR" shall mean for each Interest Period applicable to a Loan denominated in Dollars (other than a Base Rate Loan), the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Dollar deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Deutsche Bank for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of such Dollar denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "Wholly-Owned Subsidiary" of any Person shall mean any other Person to the extent all of the capital stock or other ownership interests in such other Person, other than directors' qualifying shares, is owned directly or indirectly by such first Person.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of facsimile transmission, telegraph or cable.

     SECTION 10. Agents, etc.

     10.01 Appointment. The Lenders hereby designate Deutsche Bank as Administrative Agent, The First National Bank of Chicago as Syndication Agent and Fleet National Bank as Documentation Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

     10.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. No Agent or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein with respect to such Agent.

     10.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers and their Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrowers and their Subsidiaries or the existence or possible existence of any Default or Event of Default.

     10.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against an Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     10.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

     10.06 Indemnification. To the extent an Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent.

     10.07 The Agents in Their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Affiliate of any Borrower as if they were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     10.09 Resignation by an Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Upon the effectiveness of such resignation, the resigning Administrative Agent shall return to Parent and/or Corp. a prorated portion of any administrative fee that has been paid in advance for the period following the effectiveness of its resignation.

     (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder who shall be a Lender, commercial bank or trust company reasonably acceptable to Parent and Corp.

     (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Parent and Corp., shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     (d) Each of the Documentation Agent and the Syndication Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents in such capacity at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Days.

     10.10 Documentation Agent, Syndication Agent. Nothing this Agreement shall impose on the Documentation Agent or the Syndication Agent, in their capacity as such, any duties or obligations.

     SECTION 11. Miscellaneous.

     11.01 Payment of Expenses, etc. The Borrowers jointly and severally agree to: (i) pay all reasonable out-of-pocket costs and expenses (1) of the Administrative Agent in connection with the negotiation, syndication, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and (2) of the Agents and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and for each of the Lenders);
(ii) pay and hold each of the Agents and Lenders harmless from and against any and all present and future stamp, VAT and other similar taxes with respect to the foregoing matters and/or fees and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as an Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, an investigation, litigation or other proceeding (whether or not an Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among an Agent, any Lender, or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, and in each case, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     11.02 Lender Enforceability Opinions. Within 45 days following the Effective Date, each Lender agrees to deliver to Parent and Corp. an opinion or opinions (as applicable) of counsel to such Lender (which opinion or opinions may be from internal counsel to such Lender) substantially in the form of Exhibit J or in such other form as is reasonably acceptable to Parent and Corp. relating to the enforceability of such Lender's obligations under the Credit Documents. Upon a Lender first becoming a party hereunder pursuant to Section 1.14, 1.16 or 11.04, such Lender agrees to deliver to Parent and Corp. an opinion or opinions (as applicable) of counsel to such Lender (which opinion or opinions may be from internal counsel to such Lender) substantially in the form of Exhibit J or in such other form as is reasonably acceptable to Parent and Corp. relating to the enforceability of such Lender's obligations under the Credit Documents. Notwithstanding the foregoing, the failure by a Lender to provide the opinion or opinions referred to in this Section 11.02 shall not affect any of the obligations of the Borrowers hereunder or under the other Credit Documents.

     11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier or facsimile) and mailed, telecopied, faxed or delivered, if to a Borrower, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender or the Administrative Agent, at its address specified for such Lender or the Administrative Agent on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telecopied or sent by overnight courier, and shall be effective when received.

     11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to any Person, provided that (X) in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.11 and 3.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold and (Y) no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment).

     (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its Commitment and its rights and obligations hereunder to another Lender (or an Affiliate of such assigning Lender), and (y) with the consent of the Administrative Agent and, so long as no Default under Section 8.01(a) or 8.01(h) or Event of Default exists, Parent (which consent shall not be unreasonably withheld), any Lender may assign all or a portion of its Commitment and its rights and obligations hereunder to one or more Persons. No assignment pursuant to the immediately preceding sentence by a Lender (or by Lenders which are Affiliates of each other) shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder (or to an Affiliate of an assigning Lender), be in an aggregate amount less than $ 10,000,000 unless the entire Commitment of the assigning Lender (or group of Lenders which are Affiliates) is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this
Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (appropriately completed). At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the

Administrative Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (iii) the Borrowers at such time will issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.06. To the extent any assignment pursuant to this Section 11.04(b) is to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to Parent and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04 Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding obligations pursuant to this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.11 or 3.04 from those being charged by the respective assigning bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes specified in said Section 1.11 or 3.04 occurring after the date of the respective assignment). Each Lender and the Borrowers agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the "Blue Sky" laws of any State.

     11.05 No Waiver; Remedies Cumulative, No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have.

     11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of such Borrower hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) Pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit

Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     11.07 Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in conformity with GAAP or Statutory Accounting Principles, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders and with respect to any interim financial statements, subject to changes resulting from audit and normal year-end audit adjustments), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 7.07 and 7.08, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1997 financial statements delivered to the Lenders pursuant to Section 5.04(a) and (y) if at any time the computations determining compliance with Sections
7.07 and 7.08 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

     (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days for interest on Base Rate Loans when the Base Rate is based on the Prime Lending Rate).

     (c) For purposes of this Agreement, the Dollar Equivalent of each Loan that is an Alternate Currency Loan shall be calculated on the date when any such Loan is made, on the second Business Day of each month and at such other times as designated by the Administrative Agent at any time when a Default or an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrowers, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrowers by the Administrative Agent. The Administrative Agent shall promptly notify the Borrowers and the Lenders of each such determination of the Dollar Equivalent.

     11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE

RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, to the extent located outside New York City, or by hand, to the extent located within New York City, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Agent or any Lender to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

     (b) Each Borrower each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

     11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Parent, Corp. and the Administrative Agent.

     11.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     11.11 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the Final Maturity Date or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees or other amounts payable hereunder, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 11.11 or of Section 4.02(d), (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, or
(iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

     11.12 Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 1.12 or 3.04 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

     11.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or affiliate of such Lender, provided that the Borrowers shall not be responsible for costs arising under Section 1.11 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13 or 1.14) to the extent not otherwise applicable to such Lender prior to such transfer.

     11.14 Confidentiality. Subject to Section 11.04, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors or counsel or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 11.14) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Parent of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Parent or any of its Subsidiaries.

     11.15 Lender Register. Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 11.15, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to

Section 11.04(b). The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
11.15 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

     11.16 Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency or Other Alternate Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Borrowers in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     11.17 Euro. (a) If at any time that an Alternate Currency Loan is outstanding, the relevant Alternate Currency is fully replaced as the lawful currency of the country that issued such Alternate Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternate Currency previously the lawful currency of such country, then such Alternate Currency Loan shall be automatically converted into a Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Alternate Currency Loan would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in such Alternate Currency, with the basis of accrual of interest, notices requirements and payment offices with respect to such converted

Loans to be that consistent with the convention and practices in the London interbank market for Euro denominated Loans.

     (b) The applicable Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Lender or its affiliates as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or eurocurrency market.


                                     * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

MBIA Inc.                                 MBIA INC.,
113 King Street                              as a Borrower
Armonk, NY 10504
Tel: (914) 765-3020
Fax: (914) 765-3163
Attention: Julliette S. Tehrani
                                          By  /s/ JULLIETTE S. TEHRANI
                                              ---------------------------------
with a copy to:                           Name:  Julliette S. Tehrani
                                          Title: Executive Vice President,
885 Third Avenue                                 Chief Financial Officer and
New York, NY 10022                               Treasurer
Tel: (212) 415-6816
Fax: (212) 755-5462
Attention: Robert L. Nevin, Jr.


MBIA Insurance Corporation                 MBIA INSURANCE CORPORATION,
113 King Street                                    as a Borrower
Armonk, New York 10504
Tel: (914) 765-33020
Fax: (914) 765-3163
Attention: Julliette S. Tehrani
                                          By  /s/ JULLIETTE S. TEHRANI
                                              ---------------------------------
with a copy to:                           Name:  Julliette S. Tehrani
                                          Title: Executive Vice President,
885 Third Avenue                                 Chief Financial Officer and
New York, New York 10022                         Treasurer
Tel: (212) 415-6916
Fax: (212) 755-5462
Attention: Robert L. Nevin, Jr.

                                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                       Individually and as Administrative Agent



                                        By /s/ JOHN S. MCGILL
                                           -------------------------------------
                                           Name: John S. McGill
                                           Title:  Vice President


                                        By /s/ GAYMA Z. SHIVNARAIN
                                           -------------------------------------
                                           Name: Gayma Z. Shivnarain
                                           Title:   Vice President

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                          Individually and as Syndication Agent


                                          By: /s/ T. LUISA PASHINIAN
                                              ----------------------------------
                                          Name:   T. Luisa Pashinian
                                          Title:  Corporate Banking Officer

                                       FLEET NATIONAL BANK,
                                         Individually and as Documentation Agent



                                       BY: /s/ E.B. SHELLEY
                                           ----------------------------------
                                           Name:    E.B. Shelley
                                           Title:   Vice President

                                          BANCA MONTE DEI PASCHI DI SIENA SPA,
                                             as Lender


                                          By: /s/ G. NATALICCHI
                                              ----------------------------------
                                              Name:    G. Natalicchi
                                              Title:   S.V.P. & General Manager


                                          By: /s/ BRIAN R. LANDY
                                              ----------------------------------
                                              Name:    Brian R. Landy
                                              Title:   Vice President

                                          BANK OF MONTREAL,
                                              as Lender


                                          By:    /s/ R.J. MCCLOREY
                                                 ------------------------------
                                                 Name:      R.J. McClorey
                                                 Title:     Director

                                          CHASE MANHATTAN BANK,
                                            as Lender


                                          By:   /s/ HELEN L. NEWCOMB
                                               ---------------------------------
                                               Name:  Helen L. Newcomb
                                               Title: Vice President

                                          BANK OF AMERICA,
                                          NATIONAL TRUST & SAVINGS ASSOCIATION,
                                            as Lender


                                          By:  /s/ ELIZABETH  W.F. BISHOP
                                               ---------------------------------
                                               Name:    ELIZABETH  W.F. BISHOP
                                               Title:   Vice President

                                          BANCA COMMERCIALE ITALIANA,
                                          NEW YORK BRANCH,
                                             as Lender


                                          By:  /s/ Karen Purelis
                                               ------------------------------
                                               Name:  Karen Purelis
                                               Title: VP

                                          By:  /s/ Charles DOUGHERTY
                                               ------------------------------
                                               Name:  C. Dougherty
                                               Title: VP

                                          BANCO SANTANDER S.A., NEW YORK BRANCH,
                                            as Lender


                                          By:  /s/ EDWARD W O'LOGHLEN
                                               ---------------------------------
                                               Name:  Edward W O'Loghlen
                                               Title: Vice President
                                                      Asset Backed Finance Group


                                          By:  /s/ JOHN HENNESSY
                                               ---------------------------------
                                               Name:  JOHN HENNESSY
                                               Title: VICE PRESIDENT
                                                      STRUCTURED FINANCE

                                     COMMERZBANK AG, NEW YORK BRANCH,
                                       as Lender


                                     By: /s/ EDWARD J. MCDONNELL III
                                         ---------------------------------------
                                         Name:   Edward J. McDonnell III,C.F.A.
                                         Title:  Vice President





                                     By: /s/ TOM AUSFAHL
                                         ---------------------------------------
                                         Name:     TOM AUSFAHL
                                         Title:    VICE PRESIDENT

                                          NATIONAL AUSTRALIA BANK LIMITED,
                                          NEW YORK BRANCH
                                          ACN004044937
                                             as Lender


                                          By:  /s/ TOM KILFOYLE
                                               ---------------------------------
                                               Name:    Tom Kilfoyle
                                               Title:   Vice President

                                          NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                          NEW YORK BRANCH and/or
                                          CAYMAN ISLANDS BRANCH,
                                            as Lender


                                          By:   /s/ STEPHANIE FINNEN
                                               ---------------------------------
                                               Name:   Stephanie Finnen
                                               Title:  VP


                                          By:   /s/ STEPHEN K. HUNTER
                                               ---------------------------------
                                               Name:   Stephen K. Hunter
                                               Title:  SVP

I.   $400 MILLION CREDIT AGREEMENT

     A.   OPERATIVE DOCUMENTS:

          1.   Credit Agreement

               ANNEX I          Commitments

               ANNEX II         Lenders' Addresses

               ANNEX III        Subsidiaries

               EXHIBIT A-1      Form of Notice of Borrowing

               EXHIBIT A-2      Form of Notice of Competitive Bid Borrowing

               EXHIBIT B-l      Form of Revolving Note

               EXHIBIT B-2      Form of Competitive Bid Note

               EXHIBIT C        Form of Section 3.04 Certificate

               EXHIBIT D        Form of Opinion of General Counsel to Borrowers

               EXHIBIT E        Form of Officers' Certificate

               EXHIBIT F        Form of Guarantee Insurance Policy

               EXHIBIT G        Form of Assignment Agreement

               EXHIBIT H        Form of Commitment Assumption Agreement

               EXHIBIT I        Form of DB Assumption Agreement

               EXHIBIT J        Form of Lender's Opinion

               EXHIBIT K        Form of Opinion of Designated Borrower's Counsel

               EXHIBIT L        Form of Opinion of Counsel to Corp.

                                                                         ANNEX I


                                   COMMITMENTS


                     Lender                                  Commitment
                     ------                                  ----------

     Deutsche Bank AG, New York
     Branch                                                 $59,800,000

     The First National Bank of Chicago                     $56,700,000

     Fleet National Bank                                    $56,700,000

     Banca Monte Dei Paschi Di Siena
     Spa                                                    $50,000,000

     Bank of Montreal                                       $33,300,000

     Chase Manhattan Bank                                   $33,300,000

     Bank of America National Trust &
     Savings Association                                    $26,700,000

     Banca Commerciale Italiana                             $16,700,000

     Banco Santander S.A., New York
     Branch                                                 $16,700,000

     Commerzbank AG, New York
     Branch                                                 $16,700,000

     National Australia Bank Limited,
     New York Branch ACN
     004044937                                              $16,700,000

     Norddeutsche Landesbank
     Girozentrale, New York Branch
     and/or Cayman Islands Branch                           $16,700,000

                       Total:                              $400,000,000

                                       (i)

                                                                        ANNEX II



                                LENDER ADDRESSES


Deutsche Bank AG,                                31 West 52nd Street, 23rd Floor
New York Branch                                  New York, NY 10019
                                                 Attn.: John S. McGill
                                                 Tel:   (212) 469-8666
                                                 Fax:   (212) 469-8366

The First National Bank of Chicago               153 West 51st Street
                                                 New York, NY 10019
                                                 Attn:  Luisa Pashinan
                                                 Tel:   (212) 373-1169
                                                 Fax:   (212) 373-1439

Fleet National Bank                              777 Main Street CTMO 0250
                                                 Hartford, CT 06115-2001
                                                 Attn:  Elizabeth B. Shelley
                                                 Tel:   (860) 986-3127
                                                 Fax:   (960) 986-1264

Banca Commerciale Italiana, New York Branch      One William Street
                                                 New York, NY 10004
                                                 Attn:  Karen Purelis
                                                 Tel:   (212) 607-3868
                                                 Fax:   (212) 809-2124

Banca Monte Dei Paschi Di Siena Spa              55 East 59th Street
                                                 New York, NY 10022
                                                 Attn:  Brian Landy
                                                 Tel:   (212) 891-3655
                                                 Fax:   (212) 891-3661

Banco Santander S.A., New York Branch            45 East 53rd Street
                                                 New York, NY 10022
                                                 Attn:  Ligia Castro
                                                 Tel:   (212) 350-3640
                                                 Fax:   (212) 350-3690



                                       (i)

Bank of America, National Trust & Savings      231 South LaSalle Street
Association                                    Chicago, IL 60697
                                               Attn: Elizabeth Bishop
                                               Tel:  (312) 828-6550
                                               Fax:  (312) 987-0889

Bank of Montreal                               115 South LaSalle Street
                                               Floor 12
                                               Chicago, IL 60603
                                               Attn: Charles W. Reed
                                               Tel:  (312) 750-5912
                                               Fax:  (312) 845-2199

Chase Manhattan Bank                           270 Park Avenue
                                               New York, NY 10017
                                               Attn:  Helen Newcomb
                                               Tel:  (212) 270-6260
                                               Fax:  (212) 270-0670

Commerzbank AG, New York Branch                2 World Financial Center
                                               New York, NY 10281-1050
                                               Attn: Edward McDonnell III
                                               Tel:  (212) 266-7607
                                               Fax:  (212) 266-7629

National Australia Bank Limited, New York      200 Park Avenue, Floor 34
Branch ACN 004044937                           New York, NY 10166
                                               Attn: Thomas F. Kilfoyle
                                               Tel:  (212) 916-9510
                                               Fax:  (212) 983-1969

Norddeutsche Landesbank                        1270 Avenue of the Americas
Girozentrale, New York                         New York, NY 10020
Branch and/or Cayman Islands Branch            Attn: Stephanie Finnen
                                               Tel:  (212) 332-8606
                                               Fax:  (212) 332-8660



                                      (ii)

                                                                       ANNEX III


                                  SUBSIDIARIES


MBIA INSURANCE CORPORATION (NEW YORK)

MUNICIPAL ISSUERS SERVICE CORPORATION (NEW YORK)

MBIA & ASSOCIATES CONSULTING, INC. (DELAWARE)

MBIA MUNISERVICES COMPANY (DELAWARE)

MUNI RESOURCES, LLC (DELAWARE)

MBIA INVESTMENT MANAGEMENT CORP. (DELAWARE)

MBIA MUNICIPAL INVESTORS SERVICE CORPORATION (DELAWARE)

MBIA CAPITAL MANAGEMENT CORP. (DELAWARE)

MBIA CAPITAL CORP. (DELAWARE)


MBIA-AMBAC INTERNATIONAL MARKETING SERVICES, PTY., LIMITED
(AUSTRALIA)

CAPMAC HOLDINGS INC. (DELAWARE)

MBIA ASSET MANAGEMENT CORPORATION (DELAWARE)

1838 INVESTMENT ADVISORS, INC. (DELAWARE)








                                       (i)

                                                                     EXHIBIT A-1

                               NOTICE OF BORROWING

                                                                          [Date]

Deutsche Bank AG, New York Branch, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

31 West 52nd Street
New York, New York 10019

     Attention:

Gentlemen:

     The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of August 28, 1998 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, the other Borrowers, certain Lenders parties thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
1.03 of the Credit Agreement:

          (i) The  Business Day of the  Proposed  Borrowing  is  ______________,
     19__.

          (ii) The aggregate principal amount of the Proposed Borrowing is [______________________](1)

          (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Loans].

          [(iv) The initial Interest Period for the Proposed Borrowing is _____ [months] [days]](2)


----------
(1) Such amount to be stated in the applicable Approved Currency (provided that in all cases, Base Rate Loans shall be Dollar-denominated).

                                                                     EXHIBIT A-1
                                                                          Page 2


          [(iv) The initial Interest Period for the Proposed Borrowing is __ [months] [days]]2

          [(v) The Approved Currency is _______________________](3)

          [(vi) The DB Loan Maturity Date is _________________](4)

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                                 Very truly yours,

                                                [NAME OF BORROWER]



----------
(2)  To be included for a Proposed Borrowing of Eurodollar Loans.

(3) To be included for a Proposed Borrowing of Alternate Currency Loans in the case of Eurodollar Loans only.

(4)  To be included for a Proposed Borrowing of DB Loans.

                                                                     EXHIBIT A-1
                                                                          Page 3



                                       By  __________________________________
                                           Title:

                                                                     EXHIBIT A-2

                       NOTICE OF COMPETITIVE BID BORROWING

                                                                          [Date]

Deutsche Bank AG, New York Branch, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

31 West 52nd Street
New York, New York 10019

     Attention:

Gentlemen:

     The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of August 28, 1998 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, the other Borrowers, certain Lenders parties thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and you, as Administrative Agent for such Lenders, and hereby gives you notice, pursuant to Section 1.04 of the Credit Agreement, that the undersigned hereby requests a Borrowing of Competitive Bid Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
1.04 of the Credit Agreement:

          (i)   The    Business    Day   of   the    Proposed    Borrowing    is
     ________________,19__.

          (ii) The aggregate principal amount of the Proposed Borrowing is $_________________.

          (iii) The maturity date for repayment of the Proposed Borrowing is ______________, 19__.

          (iv) The interest payment date[s] of the Proposed Borrowing is [are]

          (v) The Proposed Borrowing is to consist of a [Absolute Rate Borrowings] [Spread Borrowings].

                                                                     EXHIBIT A-2
                                                                          Page 2

          [(vi)  The  Interest   Rate  Basis  for  the  Proposed   Borrowing  is
     ___________.](1)

          [(vi)] The Alternate Currency is _________.](2)

          [(vi) [Other applicable terms]](3)

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as result from such Proposed Borrowing made on and as of such date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.



















----------
(1)  To be included for a Spread Borrowing.

(2)  To be included for Alternate Currency Loan.

(3)  To be included, as needed.

                                                                     EXHIBIT A-2
                                                                          Page 3




                                          Very truly yours,

                                          [NAME OF BORROWER]


                                          By __________________________
                                             Title:

                                                                     EXHIBIT B-1


                             FORM OF REVOLVING NOTE


New York, New York
                                                              __________ __,1998


     FOR  VALUE  RECEIVED,  [NAME OF  BORROWER],  a  corporation  organized  and
existing  under  the  laws  of  the  State  of   [______________________]   (the
"Borrower"), hereby promises to pay to ________________ or its registered assigns (the "Lender"), in lawful money of the United States of America or the respective Approved Currency (as defined in the Agreement referred to below), as the case may be, in immediately available funds, at the office of DEUTSCHE BANK AG, NEW YORK BRANCH (the "Administrative Agent") located at 31 West 52nd Street, New York, New York 10019 on the Final Maturity Date (as defined in the Agreement) the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender to the Borrower pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each Revolving Loan incurred by the Borrower in like money at said office from the date such Revolving Loan is made until paid at the rates and at the times provided in the Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August 28, 1998, among the Borrower, [MBIA Inc.] [MBIA Insurance Corporation], various Designated Borrowers, the Lender, the other financial. institutions party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and Deutsche Bank AG, New York Branch, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part, and Revolving Loans may be converted in accordance with
Section 1.07 of the Agreement.

     In case an Event of Default [under Section 8.01(q)](1) (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.





----------
(1)  Include in Revolving Notes executed by Designated Borrowers only.

                                                                     EXHIBIT B-1
                                                                          Page 2


     This Note shall be construed in accordance with and be governed by the law of the State of New York,

                                          [NAME OF BORROWER]


                                          By ___________________________
                                             Title:

                                                                     EXHIBIT B-2


                          FORM OF COMPETITIVE BID NOTE

New York, New York
                                                          ______________ __,1998

     FOR VALUE RECEIVED, [NAME OF BORROWER], a corporation organized and existing under the laws of the State of [________________] (the "Borrower"), hereby promises to pay to _____________________ or its registered assigns (the "Lender"), in lawful money of the United States of America or the respective Alternate Currency (as defined in the Agreement referred to below), as the case may be, in immediately available funds, at the office of DEUTSCHE BANK AG, NEW YORK BRANCH (the "Administrative Agent") located at 31 West 52nd Street, New York, New York 10019 on the Final Maturity Date (as defined in the Agreement), the unpaid principal amount of all Competitive Bid Loans (as defined in the Agreement) made by the Lender to the Borrower pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each Competitive Bid Loan incurred by the Borrower in like money at said office from the date such Competitive Bid Loan is made until paid at the rates and at the times provided in the Agreement.

     This Note is one of the Competitive Bid Notes referred to in the Credit Agreement, dated as of August 28, 1998, among the Borrower, [MBIA Inc.] [MBIA Insurance Corporation], various Designated Borrowers, the Lender, the other financial institutions party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and Deutsche Bank AG, New York Branch, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to mandatory prepayment, in whole or in part.

     In case an Event of Default [under Section 8.01 (q)](1) (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the law of the State of New York.







----------
(1)  Include in Competitive Bid Notes executed by Designated Borrowers only.

                                                                     EXHIBIT B-2
                                                                          Page 2


                                          [NAME OF BORROWER]


                                          By _________________________________
                                             Title:

                                                                       EXHIBIT C


                        FORM OF SECTION 3.04 CERTIFICATE

                Reference is hereby made to the Credit Agreement, dated as of August 28, 1998, among MBIA Inc., MBIA Insurance Corporation, various Designated Borrowers from time to time, the financial institutions from time to time party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and Deutsche Bank AG, New York Branch, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 3.04 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                          [NAME OF BANK]

                                          By ______________________________
                                             Title:

Date: _______________, ____

                                                                       EXHIBIT D

                [FORM OF OPINION OF GENERAL COUNSEL TO BORROWERS]

                                                                          [Date]

To the Lenders and the Administrative
    Agent Referred to Below
c/o Deutsche Bank AG, New York Branch
    as Administrative Agent
31 West 52nd Street
New York, NY 10019

Re:  $400,000,000 Credit Agreement dated
     as of August 28, 1998, among MBIA
     Inc., MBIA Insurance Corporation,
     various Designated Borrowers from
     time to time party thereto, Fleet
     National Bank, as Documentation
     Agent, The First National Bank of
     Chicago, as Syndication Agent,
     Deutsche Bank AG, New York Branch,
     as Administrative Agent and the
     other Lenders signatory thereto

Ladies and Gentlemen:

     I am General Counsel of MBIA Inc., a Connecticut corporation ("MBIA") and MBIA Insurance Corporation, a New York stock insurance corporation ("MBIA Corp."). This opinion is being given in connection with the Credit Agreement, dated as of August 28, 1998 (the "Credit Agreement"), among MBIA, MBIA Corp., various Designated Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, Deutsche Bank AG, New York Branch, as Administrative Agent and the other Lenders signatory thereto. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.

     In this connection, I have examined the Credit Agreement, the Notes and such certificates of public officials, such certificates of officers of MBIA and MBIA Corp., and copies certified to my satisfaction of such corporate documents and records of MBIA and MBIA Corp. and of such other papers as I have deemed relevant and necessary or appropriate for the opinions set forth below. I have relied upon certificates of public officials and of officers of MBIA and MBIA Corp. with respect to the accuracy of factual matters contained therein which were not independently established.

     I have also assumed (i) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Administrative Agent and the Lenders, (ii) the authenticity of all such documents submitted to me as originals, (iii) the genuineness of all signatures, and (iv) the conformity of all such documents submitted to me as copies.

     Based upon the foregoing, it is my opinion that:

                                                                       EXHIBIT D
                                                                          Page 2

     (1) MBIA is a corporation duly organized and validly existing and in good standing under the laws of the State of Connecticut, MBIA Corp. is a stock insurance corporation duly incorporated and validly existing in good standing under the laws of the State of New York and each has the corporate power required to carry on their businesses as now being conducted.

     (2) The execution, delivery and performance by MBIA and MBIA Corp. of the Credit Agreement and the Notes (i) are within the corporate powers of MBIA and MBIA Corp., (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not (A) contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument which to my knowledge is binding upon MBIA and MBIA Corp., or (B) in the case of MBIA, violate any provision of its Amended and Restated Certificate of Incorporation or By-laws, and in the case of MBIA Corp., violate any provision of its Restated Charter or By-laws, and (v) to the best of my knowledge, do not result in the creation or imposition of any Lien on any asset of MBIA, MBIA Corp. or any of their Subsidiaries.

     (3) The Credit Agreement and the Notes are valid and binding obligations of MBIA and MBIA Corp., enforceable in accordance with their respective terms, except that such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors rights generally and by general principles of equity, and the enforceability as to rights to indemnity thereunder may be subject to limitations of public policy.

     (4) To the best of my knowledge, there is no action, suit or proceeding before or by any court, arbitrator or any governmental body, agency or official pending or threatened against MBIA or MBIA Corp. or their Consolidated Subsidiaries wherein an adverse decision, ruling or finding would (i) materially and adversely affect the business, consolidated financial position or consolidated results of operations of MBIA, MBIA Corp. and their Consolidated Subsidiaries, considered as a whole, or (ii) affect the validity or enforceability of the Credit Agreement and the Notes.

     (5) Each Subsidiary of MBIA and MBIA Corp. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (6) Neither MBIA nor MBIA Corp. is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (7) Neither MBIA, MBIA Corp. nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                                                                       EXHIBIT D
                                                                          Page 3

     (8) To the best of my knowledge, no governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Credit Agreement and the Notes on behalf of MBIA or MBIA Corp. or the consummation of the transaction as provided in the Credit Agreement and the Notes.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any assignee under the Credit Agreement, and may not be circulated, quoted or otherwise referred to except in connection with the transactions referenced above without my prior written consent.

                                 Very truly yours,

                                 Louis G. Lenzi
                                 General Counsel

                                                                       EXHIBIT E

                               [NAME OF BORROWER]

                              Officers' Certificate

     I, the  undersigned,  [President/Vice-President]  of [NAME OF BORROWER],  a
corporation   organized   and   existing   under   the  laws  of  the  State  of
[______________] (the "Borrower"), DO HEREBY CERTIFY that:

          1. This Certificate is furnished pursuant to Section 4.01(c) of the Credit Agreement, dated as of August 28, 1998 among the Borrower, [MBIA Inc.] [MBIA Insurance Corporation], the Lenders party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and Deutsche Bank AG, New York Branch, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

          2. The persons named below have been duty elected, have duly qualified as and at all times since , 19_(1) (to and including and date hereto have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

              Name(2)                     Office                  Signature


          ------------------       ------------------       --------------------

          ------------------       ------------------       --------------------

          ------------------       ------------------       --------------------

          3. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the Borrower as filed in the office of the Secretary of State of [___________] on ,19__, together with all amendments thereto adopted through the date hereof.




----------
(1) Insert a date prior to the time of any corporate action relating to the Credit Agreement.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT E
                                                                          Page 2

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Borrower as in effect on ______________ __, 19__(3) together with all amendments thereto adopted through the date hereof.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by [the unanimous written consent of] the Board of Directors of the Borrower [at a meeting on __________________ __, 19_ , at which a quorum was present and acting throughout], which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

          6. On the date hereof, the representations and warranties contained in
     Section 5 of the Credit Agreement are true and correct in all material respects.

          7. On the date hereof, no Default or Event of Default has occurred and is continuing.

          8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this day of __________, 19__.

                                          [NAME OF BORROWER]


                                          By ___________________________________
                                             Name:
                                             Title:







----------
(3)   Insert same date as in paragraph 2 of this certificate.

                                                                       EXHIBIT E
                                                                          Page 2




     I, the undersigned, [Secretary/Assistant Secretary] of the Borrower, DO HEREBY CERTIFY that:

          1. [Insert name of Person making the above certifications] is the duly elected and qualified of the Borrower and the signature above is his genuine signature.

          2. The certifications made by [name] in items 2, 3, 4 and 5 above are true and correct.

          3. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of 19__.



                                          [NAME OF BORROWER]


                                          By ______________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT F

                       FINANCIAL GUARANTY INSURANCE POLICY

                           MBIA Insurance Corporation
                             Armonk, New York, 10504

                                                              Policy No. _______

     MBIA Insurance Corporation (the "Insurer"), for consideration received and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity and together with its successors and assigns, the "Administrative Agent") for the benefit of the financial institutions (the "Lenders") which are parties from time to time to the Credit Agreement, dated as of August 28_, 1998 among MBIA Inc., the Insurer, various designated borrowers from time to time parties thereto, the Lenders, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") the full and complete payment required to be made by [Designated Borrower] (the "Obligor") of an amount equal to (i) amounts due for payment from the Obligor under the Credit Agreement as such payments shall become due but shall not be so paid; and (ii) the reimbursement of any such payment which is subsequently recovered from the Administrative Agent or the Lenders pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts."

     Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Administrative Agent that the payment of an Insured Amount which is then due has not been made, the Insurer by 2:00 p.m., New York Time, on the second Business Day after receipt of notice of such nonpayment, will make a deposit of immediately available funds in the currency or currencies in which such Insured Amount is payable, in an account with the Administrative Agent sufficient for the payment of any such Insured Amounts which are then due.

     All  notices,   presentations   and  other   communications   made  by  the
Administrative  Agent to the Insurer  shall be made to the  Insurer  pursuant to
Section 1 1.03 of the Credit Agreement.

     The Insurer shall be subrogated to the rights of the Administrative Agent or the Lenders to receive payment from the Obligor under the Credit Agreement to the extent of any payment by the Insurer hereunder.

     The Insurer's obligation to make any payment required pursuant to this Policy shall be made without the prior assertion of any defenses to payment (including fraud in inducement or fact).

                                                                       EXHIBIT F
                                                                          Page 2

     The Insurer may not, in respect of a payment to be made hereunder, be released from its obligations in any circumstance other than the full and complete receipt by the Administrative Agent of the full amount payable hereunder.

     The Insurer hereby waives and agrees not to assert any and all rights to require the Administrative Agent to make demand on or to proceed against any person, party or security prior to demanding payment under this Policy.

     Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, NY 10504 and such service of process shall be valid and binding.

     This policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This policy is non-cancelable for any reason.

     "Business Day" means any day which is not a Saturday or Sunday or a day on which commercial banks in the State of New York or the Administrative Agent are authorized to or required by law to be closed.

     This Policy is to be governed by, and construed in accordance with, the laws of the State of New York.

                                                                       EXHIBIT F
                                                                          Page 3

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed in facsimile on its behalf by its duly authorized officers, this ____ day of _____________, _________.

                                          MBIA INSURANCE CORPORATION

                                          ________________________________
                                          President

            Attest:                       ________________________________
                                          Assistant Secretary

                                                                       EXHIBIT G


                          FORM OF ASSIGNMENT AGREEMENT



                                                                          [DATE]


     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and _____________ (the "Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of the Total Commitment under the Credit Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of all outstanding Revolving Loans. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the outstanding Revolving Loans owing to the Assignee will be as set forth in Item 4 of Annex I.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Parent or any of its Subsidiaries or any Borrower or the performance or observance by the Borrowers, of any of their obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(ii)  agrees  that  it  will,   independently  and  without  reliance  upon  the
Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such

                                                                       EXHIBIT G
                                                                          Page 2

powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent and Parent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of Parent and the Administrative Agent and receipt by the Administrative Agent of the administrative fee referred to in
Section 11.04(b) of the Credit Agreement, the receipt of Internal Revenue Service Form 1001 or 4224 (as applicable) pursuant to Section 3.04(b)(i) of the Credit Agreement and the opinion or opinions (as applicable) referred to in
Section 11.02 of the Credit Agreement, or such later date as specified in Item 5 of Annex I hereto (the "Settlement Date").

     5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement,

     6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I, and (y) all Facility Fees on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I; which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fees to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT G
                                                                          Page 3

                IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this ________ day                [NAME OF ASSIGNOR],
of___________,___________                 as Assignor

                                          By ______________________________
                                               Title:


                                          [NAME OF ASSIGNEE],
                                               as Assignee


                                          By ______________________________
                                               Title:


Acknowledged and Agreed:

MBIA INC.



By______________________________
  Title:


MBIA INSURANCE CORPORATION



By______________________________
  Title:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent


By______________________________
  Title:

                                                                       EXHIBIT G
                                                                          Page 4

By______________________________
    Title:

                                                                       EXHIBIT H



                     FORM OF COMMITMENT ASSUMPTION AGREEMENT
                             [Letterhead of Lender]
                                                                          [DATE]
MBIA Inc.
MBIA Insurance Corporation
885 Third Avenue
New York, New York 10022

Deutsche Bank AG, New York
  Branch, as Administrative Agent
31 West 52nd Street
New York, New York 10019

                re     Additional Commitment

Ladies and Gentlemen:

     Reference is hereby made to the Credit Agreement, dated as of August 28, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among MBIA Inc. ("Parent"), MBIA Insurance Corporation ("Corp."), various Designated Borrowers from time to time, various lending institutions party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

     [We hereby agree to assume a Commitment under the Credit Agreement of $___________ .] [We hereby agree to increase our Commitment under the Credit Agreement from

                                                                       EXHIBIT H
                                                                          Page 2


     $___________ to $___________  .](1) This  [assumption of] [increase in] our
Commitment shall be effective on the date this letter is accepted by you as provided below.

     [We (i) confirm that we have received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as we have deemed appropriate to make our own credit analysis and decision to enter into this Commitment Assumption Agreement; (ii) agree that we will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as we shall deem appropriate at the time, continue to make our own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoint and authorize the Administrative Agent to take such action as agent on our behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agree that we will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by us as a Lender. Upon the delivery of a fully executed original hereof to the Administrative Agent, we shall be a party to the Credit Agreement and, to the extent provided in this Commitment Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents.](2)

     You may accept this letter by signing the enclosed copies in the space provided below, and returning one copy of same to us and delivering one copy of same to the Administrative Agent before the close of business on ___________,___. If you do not so accept this letter, our Commitment shall be deemed cancelled.

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK AND MAY BE MODIFIED ONLY IN WRITING.

                                                     Very truly yours,

                                                     [NAME OF LENDER]


                                                     By:______________________
                                                          Title:


----------
(1) Insert the first sentence in the case of the assumption of a Commitment by an institution not previously a Lender under the Credit Agreement. Insert the second sentence in the case of an increase in the Commitment of a Lender under the Credit Agreement.

(2) Insert bracketed language if the lending institution is not already a Lender.

                                                                       EXHIBIT H
                                                                          Page 3

Agreed and Accepted
this ____ day of___________,___________:
MBIA INC.







By:______________________________
   Title:


MBIA INSURANCE CORPORATION

By:______________________________
   Title:

                                                                       EXHIBIT I


                         FORM OF DB ASSUMPTION AGREEMENT


     DB ASSUMPTION AGREEMENT (the "Agreement") dated as of ___________ ,___________ , by ___________ ,a ___________ [corporation] (the "Company").
Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                                   WITNESSETH:

     WHEREAS, MBIA Inc. ("Parent"), MBIA Insurance Corporation ("Corp."), various Designated Borrowers from time to time, various lending institutions party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent and Deutsche Bank AG, New York Branch, as Administrative Agent, have entered into a Credit Agreement dated as of August 28, 1998 (as amended through the date hereof, the "Credit Agreement");

     WHEREAS, pursuant to Section 1.17 of the Credit Agreement, Parent or Corp. may designate one or more Persons as a Designated Borrower from time to time; and

     WHEREAS, [Parent] [Corp.] desires to designate the Company as a Designated Borrower for purposes of the Credit Agreement;

     WHEREAS, the Company desires to execute and deliver this Agreement in order to become a party to the Credit Agreement as a Designated Borrower;

     NOW, THEREFORE, IT IS AGREED:

     1. Assumption. By executing and delivering this Agreement, the Company hereby becomes a party to the Credit Agreement as a "Designated Borrower" thereunder, and hereby expressly assumes all obligations and liabilities of a "Designated Borrower" thereunder.

     2. Representations, Warranties and Agreements. In order to induce the Lenders to make Loans to the Company as provided in the Credit Agreement, the Company hereby makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of Loans to the Company:

     (a) The Company is a special purpose entity duly organized, validly existing and in good standing under the laws of the State of _____ , is duly qualified to transact business in every jurisdiction where, by the nature of its businesses, such qualification is

                                                                       EXHIBIT I
                                                                          Page 2

necessary, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted.

     (b) The execution, delivery and performance by the Company of this Agreement and the other Credit Documents (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate or other action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other organizational documents of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     (c) This Agreement and the other Credit Documents constitute valid and binding agreements of the Company enforceable in accordance with their terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     (d) There is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which is material in the context of the Company's business or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Company to perform its obligations under, this Agreement or any of the other Credit Documents.

     (e) The Company is not an "investment company" within the meaning of the Investment Company Act of I 940, as amended.

     (O Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     (g)  All   information   heretofore   furnished   by  the  Company  to  the
Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

     (h) Neither the Company nor any of its Subsidiaries are engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation U or X.

                                                                       EXHIBIT I
                                                                          Page 3

     (i) After giving effect to the execution and delivery of the Credit Documents and the making of the Loans under the Credit Agreement, the Company will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or
Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     j) The Company is not subject to any bankruptcy or insolvency proceeding of the type referred to in Section 8.01(h) or (i) of the Credit Agreement.

     2. Notes. The Company agrees to execute and deliver to the Administrative Agent for the account of each Lender a Revolving Note and a Competitive Bid Note.

     3.   Counterparts.   This   Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT I
                                                                          Page 4

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                       [DESIGNATED BORROWER]



                                       By______________________
                                         Title:


ACKNOWLEDGED:


[MBIA INC.]
[MBIA INSURANCE CORPORATION]

By______________________
  Title:


DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent


By______________________
  Title:


By______________________
  Title:

                                                                       EXHIBIT J
                         [DOMESTIC BANK COUNSEL OPINION]



                                                                          [DATE]
MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

MBIA Inc.
113 King Street
Armonk, NY 10504

Re:  $400,000,000 Credit Agreement date as of
     August 28, 1998, among MBIA Inc., MBIA
     Insurance Corporation, various Designated
     Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent,
     The First National Bank of Chicago, as
     Syndication Agent, Deutsche Bank AG, New York
     Branch, as Administrative Agent and other
     Lenders signatory thereto

Ladies and Gentlemen:

     We are counsel for______________________(the "Lender") and, as such, are familiar with its Articles of Association and Bylaws. We are familiar with the corporate action on the part of the Lender in connection with the execution and delivery by the Lender of the above referenced Credit Agreement dated as of August 28, 1998.

     In connection with this opinion we have examined the Credit Agreement. Furthermore, we have examined originals, or copies certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and officers of the Lender and other papers as deemed relevant and necessary as a basis for such opinions. In such examination, we have assumed the capacity of natural persons, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the examination described above, we are of the following opinions:

                                                                       EXHIBIT J
                                                                          Page 2

     (1) The Lender is a [National Banking Association] organized and in good standing under the laws of the United States of America.

     (2) The Lender has full corporate power and authority to enter into the Credit Agreement and to perform and observe its obligations thereunder.

     (3) No consent, approval, or authorization of, filing or registration with, or notification of or other action with respect to, any governmental authority of the [STATE] or of the United States is required in connection with the execution, delivery, or performance of the Credit Agreement by the Lender.

     (4) The Credit Agreement has been duly authorized, executed and delivered by the Lender and is a valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms except that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or other similar occurrence with respect to the Lender or the event of any moratorium or similar occurrence affecting the Lender.

                                Yours very truly,

                                                                       EXHIBIT J
                                                                          Page 3

                [FOREIGN BANK'S U.S. BRANCH U.S. COUNSEL OPINION]





                                                                          [DATE]


MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

MBIA Inc.
113 King Street
Armonk, NY 10504

Re:  $400,000,000 Credit Agreement date as of
     August 28, 1998, among MBIA Inc., MBIA
     Insurance Corporation, various Designated
     Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent,
     The First National Bank of Chicago, as
     Syndication Agent, Deutsche Bank AG, New York
     Branch, as Administrative Agent and other
     Lenders signatory thereto

Ladies and Gentlemen:

     We have acted as counsel to [LENDER], a banking corporation organized under the laws of [COUNTRY], acting through its [STATE] Branch [or Agency] in connection with its execution and delivery of the above-referenced Credit Agreement (the "Credit Agreement") dated as of August 28, 1998.

     In connection with the opinions herein set forth, we have reviewed and relied upon the opinion of [FOREIGN COUNSEL TO LENDER] dated [___________ , 1998] with respect to the matters set forth therein. Furthermore, we have examined agreements, certificates, documents and statements of government officials and officers of [LENDER] as we have deemed relevant and necessary in order to render the opinions set forth below. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material in our opinions, we have relied upon certificates of officers and representatives of [LENDER], except that we have made such

                                                                       EXHIBIT J
                                                                          Page 4

independent investigations as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     Based on the foregoing, it is our opinion that:

     1. [LENDER] is authorized to operate as a [BRANCH/AGENCY] of a foreign banking corporation under the laws of [STATE] or [UNITED STATES].

     2. [LENDER] has the corporate power and authority to enter into the Credit Agreement and to undertake the obligations set forth therein.

     3. The Credit Agreement has been duly authorized, executed and delivered by [LENDER] and constitutes the legal, valid and binding obligation of [LENDER] enforceable against [LENDER] in accordance with its terms, except only as such enforceability may be limited (a) by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights in general as such laws would apply in the event of any insolvency, reorganization, liquidation, moratorium or similar occurrence affecting [LENDER] or (b) by equitable principles affecting [LENDER].

     We are not admitted to practice law in [COUNTRY] and the foregoing opinion is limited to the laws of the State of [STATE] and to applicable federal laws of the United States of America.

                                Very truly yours,

                                                                       EXHIBIT J
                                                                          Page 5

                    [FOREIGN BANK'S FOREIGN COUNSEL OPINION]
                                                                          [DATE]
MBIA Insurance Corporation
113 King Street
Armonk, NY 10504


MBIA Inc.
113 King Street
Armonk, NY 10504


Re:  $400,000,000 Credit Agreement date as of
     August 28, 1998, among MBIA Inc., MBIA
     Insurance Corporation, various Designated
     Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent,
     The First National Bank of Chicago, as
     Syndication Agent, Deutsche Bank AG, New York
     Branch, as Administrative Agent and other
     Lenders signatory thereto

Ladies and Gentlemen:

     We have acted as [COUNTRY] counsel to [LENDER] (the "Lender") in connection with the execution and delivery through its [STATE] Branch/Agency of the above-referenced Credit Agreement dated as of August 28, 1998 (the "Credit Agreement"). Capitalized terms used in this opinion and not defined herein shall have the meanings assigned in the Credit Agreement.

     In connection with the opinions set forth herein, we have examined a copy of the Credit Agreement. In addition, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Lender and such other instruments, agreements, documents and other certificates of government officials, officers and representatives of the Lender and such other persons, and we have made such investigation of law and fact as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed that the signatures on all documents that we have examined are genuine.

     We express no opinion herein as to the laws of any jurisdiction other than to the laws of [COUNTRY].

                                                                       EXHIBIT J
                                                                          Page 6

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Lender is a banking corporation duly organized and existing under the laws of the [COUNTRY], and has full power and authority to execute and deliver the Credit Agreement through its [STATE] Branch/Agency and to perform all of its obligations thereunder.

     (2) The execution of the Credit Agreement by the Lender through its [STATE] Branch has been duly authorized by all necessary corporate action of the Lender in accordance with the laws of [COUNTRY] and, assuming due execution and delivery, will constitute a legal, valid and binding obligation of the Lender, enforceable under the laws of the [COUNTRY] against the Lender in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, moratorium and similar laws affecting creditors rights against the Lender from time to time in effect, as the same may be applied in the event of bankruptcy, insolvency, reorganization, liquidation, readjustment of debt or similar situation of the Lender or a moratorium applicable to the Lender and (ii) general principles of equity (regardless of whether enforcement in sought is a proceeding in equity or at law).

     (3) As of the date hereof, each of the following officers of the Lender's [STATE] Branch/Agency are authorized to execute and deliver the Credit Agreement for, in the name and on behalf of the Lender:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     (4) The issuance, execution and delivery of the Credit Agreement do not conflict with, or constitute a breach of or a default under, the [Articles, Charter or Bylaws] of the Lender or any administrative regulation or decree of or in [COUNTRY] to which the Lender is subject.

     (5) With the exception of the approvals obtained or made as of the date hereof, no approval, authorization, consent or other order of any governmental or administrative agency or body is required under the laws of [COUNTRY] in connection with the issuance, execution and delivery of the Credit Agreement, or for the performance by the Lender of its obligations thereunder.

     (6) The choice of laws of the State of to govern the Credit Agreement is valid under the laws of [COUNTRY], provided that the application of such laws of the State of [STATE] does not violate public order or good morals in [COUNTRY]. We have no reason to believe that the application of the laws of the State of [STATE] to the Credit Agreement violates such public order or good morals in [COUNTRY].

     (7) A final and conclusive judgment rendered by the courts of the State of [STATE] or the United States of America having jurisdiction over the Lender (including the [STATE] Branch/Agency), which is not subject to appeal and is enforceable in the United States of

                                                                       EXHIBIT J
                                                                          Page 7

America, with respect to the obligations of the Lender under the Credit Agreement, may be enforced against the Lender without a review of the merits, provided that the following requirements of the [COUNTRY] Code of Civil Procedure, which we consider to be material, are satisfied: (i) service of complaint filed with the courts of the United States of America having jurisdiction over the Lender (including the [STATE] Branch/Agency) was properly effected on the Lender other than by means of public notice; (ii) reciprocity continues to exist with respect to the recognition of final judgments of the courts of [COUNTRY] by the courts of the State of [STATE] or the respective federal court; and (iii) such final and conclusive judgment in the United States of America is not contrary to the public order or good morals in [COUNTRY]. We see no reason at present why a judgment based on the obligations of the Lender set forth in the Credit Agreement would be contrary to the public order or good morals in [COUNTRY].

        (8) Under [COUNTRY] law, a Borrower under the Credit Agreement would have the right to commence a direct action against the Lender in any court having jurisdiction in [COUNTRY].

                                Very truly yours,

                                                                       EXHIBIT K


               [FORM OF OPINION OF COUNSEL TO DESIGNATED BORROWER]

                                                                          [Date]

To the Lenders and the Administrative
    Agent Referred to Below
c/o Deutsche Bank AG, New York Branch
    as Administrative Agent
31 West 52nd Street
New York, NY 10019

Re:  $400,000,000 Credit Agreement dated as of
     August 28, 1998 among MBIA Inc. ("MBIA"),
     MBIA Insurance Corporation ("MBIA Corp."), various Designated Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, Deutsche
     Bank AG, New York Branch, as Administrative
     Agent and the other Lenders signatory thereto

Ladies and Gentlemen:

     I am Counsel to [___________ ], a___________ [corporation] (the "Designated Borrower"). This opinion is being given in connection with the Credit Agreement, dated as of August 28, 1998 (the "Credit Agreement"), among MBIA, MBIA Corp., various Designated Borrowers from time to time party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, Deutsche Bank AG, New York Branch, as Administrative Agent and the other Lenders signatory thereto. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.

     In this connection, I have examined the Credit Agreement, the Notes and such certificates of public officials, such certificates of officers of the Designated Borrower, and copies certified to my satisfaction of such corporate documents and records of the Designated Borrower and of such other papers as I have deemed relevant and necessary or appropriate for the opinions set forth below. I have relied upon certificates of public officials and of officers of the Designated Borrower with respect to the accuracy of factual matters contained therein which were not independently established.

     I have also assumed (i) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Administrative Agent and the Lenders, (ii) the authenticity of all such documents submitted to me as originals, (iii) the genuineness of all signatures, and (iv) the conformity of all such documents submitted to me as copies.

     Based upon the foregoing, it is my opinion that:

                                                                       EXHIBIT K
                                                                          Page 2

     (1) The Designated Borrower is a [corporation] duly organized and validly existing and in good standing under the laws of the State of [_____], and has the corporate power required to carry on its business as now being conducted.

     (2) The execution, delivery and performance by the Designated Borrower of the Credit Agreement and the Notes (i) are within the corporate powers of the Designated Borrower, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not (A) contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument which to my knowledge is binding upon the Designated Borrower, or (B) violate any provision of the Designated Borrower's Certificate of Incorporation or By-laws or other constitutive document, as amended from time to time, and (v) to the best of my knowledge, do not result in the creation or imposition of any Lien on any asset of the Designated Borrower or any of its Subsidiaries.

     (3) The Credit Agreement and the Notes are valid and binding obligations of the Designated Borrower, enforceable in accordance with their respective terms, except that such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors rights generally and by general principles of equity, and the enforceability as to rights to indemnity thereunder may be subject to limitations of public policy.

     (4) To the best of my knowledge, there is no action, suit or proceeding before or by any court, arbitrator or any governmental body, agency or official pending or threatened against the Designated Borrower or its Consolidated Subsidiaries wherein an adverse decision, ruling or finding would (i) materially and adversely affect the business, consolidated financial position or consolidated results of operations of the Designated Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) affect the validity or enforceability of the Credit Agreement and the Notes.

     (5) The Designated Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (6) Neither the Designated Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     (7) To the best of my knowledge, no governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Credit Agreement and the Notes on behalf of the Designated Borrower or the consummation of the transaction as provided in the Credit Agreement and the Notes.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any assignee under the Credit Agreement, and may

                                                                       EXHIBIT K
                                                                         Page 3

not be circulated, quoted or otherwise referred to except in connection with the transactions referenced above without my prior written consent.

                                Very truly yours,

                                                                       EXHIBIT L



                 [FORM OF OPINION OF MBIA INSURANCE CORPORATION]





  ___________,_____

[ADDRESSEE]

Ladies and Gentlemen:

I am Assistant General Counsel of MBIA Insurance Corporation (the "Corporation") and have acted on behalf of the Corporation in connection with the issuance of Financial Guaranty Insurance Policy No._ (the "Policy) relating to the obligations of___________ under the___________ .

I am familiar with and have examined a copy of the Policy and such other relevant documents as I have deemed necessary.

Based on the foregoing, I am of the following opinion:

     1. The Corporation is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York and is licensed and authorized to issue the Policy under the laws of the State of New York.

     2. The Policy has been duly executed and is a valid and binding obligation of the Corporation enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to the bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Very truly yours,

Generale Bank                                 Additional $33 Million Commitment



     New York Branch

September 3, 1998

MBIA Inc.
MBIA Insurance Corporation
885 Third Avenue
New York, NY 10022

Deutsche Bank AG, New York Branch
         As Administrative Agent
31 West 52nd St.
New York, NY 10019

Re:     Additional Commitment

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of August 28, 1998 as amended, modified or supplemented from time to time, the "Credit Agreement"), among MBIA Inc. ("Parent"), MBIA Insurance Corporation ("Corp."), various Designated Borrowers from time to time, various lending institutions party thereto, Fleet National Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

We  hereby  agree  to  assume  a  Commitment   under  the  Credit  Agreement  of
$33,000,000. This assumption of our Commitment shall be effective on the date this letter is accepted by you as provided below.

We (i) confirm that we have received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as we have deemed appropriate to make our own credit analysis and decision to enter into this Commitment Assumption Agreement; (ii) agree that we will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as we shall deem appropriate at the time, continue to make our own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoint and authorize the Administrative Agent to take such action as agent on our behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agree that we will perform in accordance with their terms all of the

Generale Bank


     New York Branch

obligations which by the terms of the Credit Agreement are required to be performed by us as a Lender. Upon the delivery of a fully executed original hereof to the Administrative Agent, we shall be a party to the Credit Agreement and, to the extent provided in this Commitment Assumption Agreement, have the rights and obligations of Lender thereunder and under the other Credit Documents.

You may accept this letter by signing the enclosed copies in the space provided below, and returning one copy of same to us and delivering one copy of same to the Administrative Agent before the close of business on September 11, 1998. If you do not so accept this letter, our Commitment shall be deemed cancelled.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND MAY BE MODIFIED ONLY IN WRITING.

Very truly yours,

Generale Bank, New York Branch

By:  /s/ E. Matthews                                   /s/ Hans Neukomm
     --------------------------------                  ----------------
     Eddie Matthews                                     Hans Neukomm
     Senior Vice President                              General Manager

Agreed and Accepted this 10th day of September,1998.
MBIA Inc.

By:  /s/ [ILLEGIBLE]
     --------------------------------
Title: Managing Director & Controller

MBIA Insurance Corporation

By:  /s/ [ILLEGIBLE]
     --------------------------------
Title: Managing Director & Controller